Exhibit 15.3
Telecommunications Business Act

Wholly amended By	1991 ·	8	·10	Act No. 4394

Amended By	1991 ·	12	·14	Act No. 4439

Amended By	1991 ·	12	·14	Act No. 4441

Amended By	1995 ·	1	· 5	Act No. 4861

Amended By	1995 ·	1	· 5	Act No. 4903

Amended By	1996 ·	12	·30	Act No. 5220

Amended By	1997 ·	8	·28	Act No. 5385

Amended By	1998 ·	9	·17	Act No. 5564

Amended By	1999 ·	2	· 8	Act No. 5835

Amended By	1999 ·	5	·24	Act No. 5986

Amended By	2000 ·	1	·28	Act No. 6230

Amended By	2001 ·	1	· 8	Act No. 6346

Amended By	2001 ·	1	·16	Act No. 6360

Amended By	2002 ·	1	·14	Act No. 6602

Amended By	2002 ·	2	· 4	Act No. 6656

Amended By	2002 ·	12	·26	Act No. 6822

Amended By	2004 ·	2	· 9	Act No. 7165

Amended By	2005 ·	3	·31	Act No. 7428

Amended By	2005 ·	3	·31	Act No. 7445

Amended By	2005 ·	12	·29	Act No. 7796

Amended By	2006 ·	3	·24	Act No. 7916

Amended By	2007 ·	1	· 3	Act No. 8198

Amended By	2007 ·	1	·26	Act No. 8289

Amended By	2007 ·	3	·29	Act No. 8324

Amended By	2007 ·	5	·11	Act No. 8425

CHAPTER I GENERAL PROVISIONS
Article 1 (Purpose)
The purpose of this Act is to contribute to the promotion of public welfare by encouraging sound development of telecommunications business and ensuring convenience to the users of telecommunications service through proper management of such business.
Article 2 (Definitions)

(1) For the purpose of this Act, <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5385, Aug. 28, 1997; Act No. 5564, Sep. 17, 1998>
1.the term “telecommunications business operator” means a person who provides telecommunications service with holding a license or making a registration or report under this Act;
2.the term “user” means a person who has made a contract for the use of any telecommunications service with the telecommunications business operator in order to receive a provision of telecommunications service; and
3.the term “universal service” means the basic telecommunications service which any user may receive at reasonable fees anytime and anywhere.
(2) The terms used in this Act shall be the same as defined in the “Framework Act on Telecommunications”, except for those defined in paragraph (1) above. <Amended by Act No. 8198, Jan. 3, 2007>
Article 3 (Duty of Providing Services, etc.)
(1) A telecommunications business operator shall not refuse to provide any telecommunications service, without justifiable reasons.
(2) A telecommunications business operator shall guarantee the fairness, speediness and accuracy in performing his business.
(3) A fee for telecommunications service shall be reasonably fixed so as to ensure a smooth development of telecommunications business and to provide the users with convenient and diverse telecommunications services in the fair and inexpensive manner.

Article 3-2 (Universal Service)
(1) All telecommunications business operators shall have the obligation to provide universal service or to replenish the losses incurred by such provisions. <Amended by Act No. 6346, Jan. 8, 2001>
(2) The Minister of Information and Communication may, notwithstanding the provisions of paragraph (1), exempt the telecommunications business operator determined by the Ordinance of the Ministry of Information and Communication as a telecommunications business operator for whom an imposition of obligation under paragraph (1) is deemed inadequate in view of the peculiarity of telecommunications service, or the telecommunications business operator whose turnover of telecommunications service is less than the amount as determined by the Ordinance of the Ministry of Information and Communication within the limit of 1/100 of total turnover of the telecommunications services, from the relevant obligations. <Newly Inserted by Act No. 6346, Jan. 8, 2001>
(3) The details of universal service shall be determined by the Presidential Decree in consideration of the following matters: <Amended by Act No. 8425, May 11, 2007>
1.Level of the development of information and communications technology;
2.Level of the dissemination of telecommunications service;
3.Public interest and safety;
4.Promotion of social welfare; and

5.Acceleration of informatization.
(4) To ensure that universal services are provided in an efficient and reliable manner, the Minister of Information and Communication may designate a telecommunications operator providing universal services in accordance with the standards and procedures prescribed by the Presidential Decree, which consider, among others, the business volume, quality, and fee level of universal services and the technical capability of the telecommunications operator. <Amended by Act No. 8425, May 11, 2007>
(5) The Minister of Information and Communication may allocate the losses resulting from the provision of universal services to the telecommunications operator, based on its revenue in accordance with the methods and procedures prescribed in the Presidential Decree. <Newly inserted by Act No. 8425, May 11, 2007>
[This Article Newly Inserted by Act No. 5564, Sep. 17, 1998]
     CHAPTER II TELECOMMUNICATIONS BUSINESS
          SECTION 1 General Provisions
Article 4 (Classification, etc. of Telecommunications Business)
(1) The telecommunications businesses shall be classified into a key communications business, a specific communications business and a value-added communications business. <Amended by Act No. 5385, Aug. 28, 1997>

(2) The key communications business shall be the business to install telecommunications line facilities, and thereby provide telecommunications services such as telegraph and telephone service (hereinafter referred to as the “key telecommunications services”), whose types and contents are determined by the Ordinance of the Ministry of Information and Communication, in consideration of impacts on the public interest and national industries and the necessity for stable provision of services. <Amended by Act No. 5220, Dec. 30, 1996>
(3) The specific communications business shall correspond to one of the following subparagraphs: <Newly Inserted by Act No. 5385, Aug. 28, 1997>
1.Business which provides a key telecommunications service by making use of telecommunications line facilities, etc. of a person who has obtained a license for key communications business under Article 5 (hereinafter referred to as a “key communications business operator”); and
2.Business which installs the telecommunications facilities in the premises as determined by the Ordinance of the Ministry of Information and Communication, and provides a telecommunications service therein by making use of the said facilities.
(4) The value-added communications business shall be the business which leases telecommunications line facilities from a key communications business operator, and provides a telecommunications business service other than the key telecommunications services under paragraph (2) (hereinafter referred to as the “value-added communications service”). <Amended by Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997>
[This Article Wholly Amended by Act No. 4903, Jan. 5, 1995]

          SECTION 2 Key Communications Business
Article 5 (License etc. of Key Communications Business Operator)
(1) A person who intends to run a key communications business shall obtain a license from the Minister of Information and Communication. <Amended by Act No. 5220, Dec. 30, 1996>
(2) The Minister of Information and Communication shall, in case where he intends to grant a license under paragraph (1), go through a deliberation by the Information and Communications Policy Deliberation Council under Article 44-2 of the “Framework Act on Telecommunications”: Provided, That this shall not apply to the licence of minor business as prescribed by the Ordinance of the Ministry of Information and Communication. <Amended by Act No. 5220, Dec. 30, 1996; Act No.8198, Jan. 3, 2007>
(3) The Minister of Information and Communication shall, in granting a license under paragraph (1), comprehensively examine the matters falling under each of the following subparagraphs: <Amended by Act No. 5220, Dec. 30, 1996>
1.Propriety of the plans for providing the key telecommunications services;
2.Appropriateness of the size of telecommunications facilities;
3.Financial and technical capability;

4.Actual results of technical developments related to key telecommunications services to be provided;
5.Technical development plans related to key telecommunications services;
6.Support plans for technical developments for promoting telecommunications; and
7.Other necessary matters for the performance of business.
(4) The Minister of Information and Communication shall set forth the detailed examination criteria by examining item under paragraph (3), period for license and outline of application for license, and make a public announcement thereof. <Amended by Act No. 5220, Dec. 30, 1996>
(5) In the event of granting a license for key communications business pursuant to paragraph (1), the Minister of Information and Communication may attach certain conditions necessary to promote fair competition, protect users, improve service quality, and efficiently use the information and communication resources. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 8425, May 11, 2007>
(6) A person subject to a license under paragraph (1) shall be limited to a juristic person.
(7) Procedures for a license under paragraph (1) and other necessary matters shall be determined by the Ordinance of the Ministry of Information and Communication. <Amended by Act No. 5220, Dec. 30, 1996>
[This Article Wholly Amended by Act No. 4903, Jan. 5, 1995]
Article 5-2 (Reasons for Disqualification for License)

Persons falling under each of the following subparagraphs shall not be entitled to obtain the license for a key communications business as referred to in Article 5:
1.The State or local governments;
2.Foreign governments or foreign corporations; and
3.Corporations whose stocks are owned by foreign governments or foreigners in excess of the restrictions on stock possessions as referred to in Article 6 (1).
[This Article Newly Inserted by Act No. 7165, Feb. 9, 2004]
Article 6 (Restrictions on Stock Possessions of Foreign Governments or Foreigners)
(1) The stocks of a key communications business operator (limited to the voting stocks, and including the stock equivalents with voting rights, such as stock depositary receipts, etc. and investment equities; hereinafter the same shall apply) shall not be owned in excess of 49/100 of the gross number of issued stocks, when adding up all of those owned by the foreign governments or foreigners.
(2) A corporation whose largest stockholder is a foreign government or a foreigner (including a specially-related person as referred to in subparagraph 3 of Article 36 of the “Securities and Exchange Act”; hereinafter the same shall apply), and when not less than 15/100 of the gross number of its issued stocks are owned by the said foreign government or foreigner (hereinafter referred to as the “fictitious corporation of foreigners”), it shall be regarded as a foreigner. <Amended by Act No. 8198, Jan. 3, 2007>

(3) A corporation that owns less than 1/100 of the gross number of stocks issued by a key communications business operator shall not be regarded as a foreigner, even if it is equipped with the requirements as referred to in paragraph (2).
[This Article Wholly Amended by Act No. 7165, Feb. 9, 2004]
Article 6-2 (Grounds for Disqualifying Officers)
(1) Any person falling under each of the following subparagraphs shall be disqualified to serve as an officer of any key communications business operator: <Amended by Act No. 7428, Mar. 31, 2005; Act No. 8198, Jan. 3, 2007>
1.A minor, an incompetent or a quasi-incompetent;
2.A person who has yet to be reinstated after having been declared bankrupt;
3.A person who has been sentenced to imprisonment without prison labor or a heavier punishment on charges of violating this Act, the “Framework Act on Telecommunications”, the “Radio Waves Act” or the “Act on Promotion of Information and Communications Network Utilization and Information Protection, etc.” and for whom three years have yet to pass from the date on which the execution of the sentence is terminated (including a case where the execution of the sentence is deemed to be terminated) or the execution of the sentence is exempted;
4.A person who is in a stay period after having been sentenced to a stay of the execution of the imprisonment without prison labor or a heavier punishment on charges of violating this Act, the “Framework Act on Telecommunications”, the “Radio Waves Act” or the Act on Promotion of Information and Communications Network Utilization

and Information Protection, etc.;
5.A person who has been sentenced to a fine on charges of violating this Act, the “Framework Act on Telecommunications”, the “Radio Waves Act” or the “Act on Promotion of Information and Communications Network Utilization and Information Protection, etc.” and for whom three years have yet to pass from the date of such sentence; and
6.A person who has been subject to a disposition taken to revoke his permission in accordance with Article 15 (1), a disposition taken to revoke his registration in accordance with Article 28 (1) or an order given in accordance with paragraph (2) of the same Article to discontinue his business and for whom three years have yet to pass from the date of such disposition or order.In the case of a corporation, the person refers to the person who commits the act of causing the disposition to revoke permission, the disposition to revoke registration or the order to discontinue business, and its representative.
(2) In the event that any officer is found to fall under each subparagraph of paragraph (1) or is found to fall under each subparagraph of paragraph (1) at the time that he is selected and appointed as an officer, he shall rightly resign from the office.
(3) Any act in which any officer has been involved prior to his resignation under paragraph (2) shall not lose its legal efficacy.
[This Article Wholly Amended by Act No. 6822, Dec. 26, 2002]
Article 6-3 (Examination of Public Interest Nature of Stock Acquisition, etc. by Key Communciations Business Operator)
(1) The Public Interest Nature Examination Committee (hereinafter referred to as the “Committee”) shall be established in the Ministry of

Information and Communication in order to make an examination regarding whether or not what falls under each of the following subparagraphs impedes the public interests as prescribed by the Presidential Decree (hereinafter referred to as the “examination of public interest nature”), such as the national safety guarantee and maintenance of public peace and order, etc.: <Amended by Act No. 8198, Jan. 3, 2007>
1.Where the principal comes to own not less than 15/100 of the gross number of stocks issued by a key communications business operator, when adding up those owned by the specially-related person as referred to in subparagraph 3 of Article 36 of the “Securities and Exchange Act” (hereinafter referred to as the “specially-related person”);
2.Where the largest stockholder of a key communications business operator is altered;
3.Where a key communications business operator or any stockholder of a key communications business operator concludes a contract for important management matters as prescribed by the Presidential Decree, such as the appointment and dismissal of executives and the transfer or takeover, etc. of business of the relevant key communications business operator, with a foreign government or a foreigner; and
4.Other cases as prescribed by the Presidential Decree, where there exists a change in the stockholders who have de facto management rights of a key communications business operator.
(2) Where a key communications business operator or any stockholder of a key communications business operator comes to fall under each of subparagraphs of paragraph (1), he shall file a report thereon with the Minister of Information and Communication within seven days from the time when such a fact took place.

(3) Where a key communications business operator or any stockholder of a key communications business operator is to come to fall under each of subparagraphs of paragraph (1), he may, prior to the said situation, request the Minister of Information and Communication to make an examination as referred to in paragraph (1).
(4) Where the Minister of Information and Communication has received a report as referred to in paragraph (2) or a request for examination as referred to in paragraph (3), he shall refer it to the Committee.
(5) Where the Minister of Information and Communication judges that there exists a danger of impeding the public interests by the cases falling under each of subparagraphs of paragraph (1) in view of the result of examination as referred to in paragraph (1), he may order the alteration of contract detail and suspension of its implementation, the suspension of exercise of voting rights, or the sale of relevant stocks.
(6) The report as referred to in paragraph (2) or (3), or the scope of key communications business operators to be examined, the procedures for reports and examinations and other necessary matters shall be stipulated by the Ordinance of the Ministry of Information and Communication.
[This Article Newly Inserted by Act No. 7165, Feb. 9, 2004]
Article 6-4 (Composition and Operation, etc. of Public Interest Nature Examination Committee)
(1) The Committee shall consist of not less than five but not more than ten members including one Chairman.

(2) The Chairman shall be the Vice Minister of Information and Communication, and the members shall be the persons commissioned by the Chairman from among the public officials ranking Grade III of related central administrative agencies or the public officials in general service who belong to the Senior Executive Service as prescribed by the Presidential Decree, and those falling under each of the following subparagraphs: <Amended by No. 7428, Dec. 29, 2005; Act No. 8198, Jan. 3, 2007>
1.Persons having profound knowledge and experiences in the information and communications;
2.Persons recommended by the Government-contributed research institutes relating to the national safety guarantee and maintenance of public peace and order;
3.Persons recommended by the nonprofit non-governmental organizations as referred to in Article 2 of the “Assistance for Nonprofit Non-Governmental Organizations Act”; and
4.Other persons deemed necessary by the Chairman.
(3) The Committee may conduct necessary investigations for the examination of public interest nature, or request the interested parties or the reference witnesses to provide the data. In such case, the relevant interested parties or the reference witnesses shall comply with it unless they have any justifiable reasons.
(4) Where the Committee deems it necessary, it may have the interested parties or the reference witnesses attend the Committee, and hear their opinions.
(5) Matters necessary for the organization or operation, etc. of the Committee shall be prescribed by the Presidential Decree.
[This Article Newly Inserted by Act No. 7165, Feb. 9, 2004]

Article 7 (Restrictions, etc. on Stockholders of Excessive Possession)
(1) Where a foreign government or a foreigner has acquired the stocks in contravention of the provisions of Article 6 (1), no voting rights shall be exercised for the stocks under the said excessive possession.
(2) The Minister of Information and Communication may order the stockholder who has acquired stocks in contravention of the provisions of Article 6 (1), a key communications business operator wherein exists the said stockholder, or the stock-holder of the fictitious corporation of foreigners, to make corrections in the relevant matters, with specifying the period within the limit of six months.
(3) Persons subjected to the order for corrections as referred to in paragraph (2) shall make corrections in the relevant matters within the specified period.
(4) With regard to the stockholder in contravention of the provisions of Article 6 (1), a key communications business operator may refuse any renewals for the excessive portion in the register of stockholders or of members.
[This Article Wholly Amended by Act No. 7165, Feb. 9, 2004]
Article 7-2 (Charge for Compelling Execution)
(1) Against the persons who were subjected to the orders as referred to in Articles 6-3 (5) or 7 (2) (hereinafter referred to as the “corrective orders”) and has failed to comply with them within the specified period, the Minister of Information and Communication may levy the charge for compelling the execution. In such case, the charge for compelling the execution leviable per day shall be not more than 3/1,000 of purchase prices of relevant possessed stocks, but in the case not related with the stock possession, it shall be the amount not exceeding 100 million Won.
(2) The period subject to a levy of the charge for compelling the execution as referred to in paragraph (1) shall be from the day next to the date of expiration of the period set in the corrective orders to the date of implementing the corrective orders. In such case, a levy of the charge for compelling the execution shall be made within 30 days from the day next to the expiration date of the period set in the corrective orders, except for the case where there exists a special reason.
(3) Provisions of Article 37-2 (4) shall apply mutatis mutandis to the collection of the charge for compelling the execution.
(4) Matters necessary for the levy, payment, refund, etc. of the charge for compelling the execution shall be prescribed by the Presidential Decree.
[This Article Newly Inserted by Act No. 7165, Feb. 9, 2004]
Article 8 (Issuance of Stocks)
A key communications business operator shall, in a case of an issuance of stocks, issue the registered ones. <Amended by Act No. 4903, Jan. 5, 1995>
Article 9 (Obligation of Commencing Business)
(1) A key communications business operator shall install telecommunications facilities and commence business within the period as fixed by the Minister of Information and Communication.

<Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996>
(2) The Minister of Information and Communication may, in case where the said business operator is unable to commence business within the period under paragraph (1) due to force majeure and other unavoidable reasons, extend the relevant period only once, upon an application of the key communications business operator. <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996>
(3) Deleted. <by Act No. 5564, Sep. 17, 1998>
Article 10 (Addition of Service and Modification of License)
(1) A key communications business operator shall, in case where he intends to additionally provide a key communications service other than that already licensed in accordance with Article 5, obtain a modified license for such change from the Minister of Information and Communication, by meeting the requirements and following the procedures as prescribed by the Ordinance of the Ministry of Information and Communication: Provided, That where a key communications business operator who provides a telephone service intends to additionally provide a key communications service prescribed by the Ordinance of the Ministry of Information and Communication within the limit of not hampering a key communications service which is provided by making use of existing facilities, he shall make a report thereon to the Minister of Information and Communication. <Amended by Act No. 8425, May. 11, 2007>
(2) Where a key communications business operator intends to modify the important matters prescribed by the Ordinance of the Ministry of Information and Communication from among the matters licensed under Article 5, he shall obtain a modified license from the Minister of Information and Communication, under the conditions as prescribed by the Ordinance of the Ministry of Information and Communication.
(3) The provisions of Articles 5 (5) and Article 9 shall be applicable mutatis mutandis to a modified license for change under paragraph (1).
[This Article Wholly Amended by Act No. 5564, Sep. 17, 1998]
Article 11 (Concurrent Operation of Business)
(1) A key communications business operator shall, in case where he intends to run a business falling under any of the following subparagraphs, obtain approval from the Minister of Information and Communication: Provided, That this shall not apply to communication operators with revenue no greater than 30 billion Korean Won. <Amended by Act No. 8324, Mar. 29, 2007>
1. Manufacturing of communication equipment;
2. Information and communications construction business (excluding telecommunication network improvement and integration business) under subparagraph 3 in Article 2 of the Information and Communication Work Business Act; or
3. Service business (excluding telecommunication network improvement and integration business) under subparagraph 6 in Article 2 of the Information and Communication Work Business Act.
(2) The Minister of Information and Communication shall grant approval under paragraph (1), in case where deemed that a key communications business operator is not likely to cause any impediments to the operation of telecommunications service by running a business under paragraph (1), and that it is required for the development of telecommunications. <Amended by Act No. 4903,

Jan. 5, 1995; Act No. 5220, Dec. 30, 1996>
Article 12
Deleted. <by Act No. 5986, May 24, 1999>
Article 13 (Takeover of Business and Merger of Juristic Persons etc.)
(1) A person who falls under any of the following subparagraphs shall obtain authorization from the Minister of Information and Communication pursuant to the Ordinance of the Ministry of Information and Communication: Provided, that, in case where the person intends to sell telecommunications circuit installations other than such key telecommunications circuit installations as prescribed by the Ordinance of the Ministry of Information and Communication, the person shall file a report with the Minister of Information of Communication in accordance with the Ordinance of the Ministry and Communication. <Amended by Act No. 8198, Jan. 3, 2007; Act No. 8425, May 11, 2007>
1. A person who intends to take over the whole or part of a business of a key communications business operator;
2. A person who intends to merge with a juristic person which is a key communications business operator;
3. A key communications business operator intending to sell the telecommunications circuit installations necessary for providing a key communications service, or
4. A person who, together with his or her specially related persons, intends to hold not less than fifteen percent of the total issued and outstanding shares of a key communications business operator or to become the largest shareholder of a key communications business operator.
(2) Where a key communications business operator intends to establish a juristic person in order to provide a part of key communications services from among the plural key communications services licensed, he shall obtain approval from the Minister of Information and Communication, under the conditions as prescribed by the Ordinance of the Ministry of Information and Communication.
(3) The Minister of Information and Communication shall, in case where he intends to grant authorization or approval under paragraph (1) or (2), comprehensively examine the matters falling under each of the following subparagraphs: <Newly Inserted by Act No. 6230, Jan. 28, 2000; Act No. 8425, May 11, 2007>
1.Appropriateness of financial and technical capability and business operational capability;
2.Appropriateness of management of resources for information and communications, such as frequencies and telecommunications numbers, etc.;
3.Impact on the competition of key communications business;
4.Impact on the protection of users; and
5. Impact on the public interests, including use of telecommunications facilities and communication networks, efficiency of research and development, and international competitiveness of the communication industry.
(4) Matters necessary for the detailed examination standards by examination items and the examination procedures, etc. under paragraph (3) shall be fixed and publicly announced by the Minister of Information and Communication. <Newly Inserted by Act No. 6230, Jan. 28, 2000>
(5) A person who has taken over the business of a key communications business operator by obtaining an authorization under paragraph (1), or a juristic person surviving a merger or that established by a merger, or that established by obtaining an authorization under paragraph (2), shall succeed to the status which is related to a license of the relevant key communications business.
(6) The Minister of Information and Communication may, in case where he grants authorization or approval under paragraph (1) or (2), attach conditions required for fair competition and protection of users, etc. <Newly Inserted by Act No. 6230, Jan. 28, 2000>
(7) The Minister of Information and Communication shall, in case where he intends to grant an authorization under paragraph (1), go through a deliberation by the Information and Communications Policy Deliberation Council under Article 44-2 of the “Framework Act on Telecommunications”, and consultation with the Fair Trade Commission. <Amended by Act No. 6230, Jan. 28, 2000; Act No. 8198 Jan. 3, 2007>
(8) The provisions of Article 5-2 shall apply mutatis mutandis to an authorization under paragraph (1) and approval under paragraph (2). <Amended by Act No. 7165, Feb. 9, 2004>
(9) If a person falling under subparagraph 4 in paragraph (1) fails to obtain authorization pursuant to paragraph (1), the Minister of Information and Communication may order suspension of that person’s voting rights or sale of the relevant shares. <Newly inserted by Act No. 8198, Jan. 3, 2007>
(10) Any person who intends to obtain authorization or approval pursuant to paragraph (1) or (2) may not engage in such acts as integration of communication networks, appointment of officers, undertaking of business transfer or merger, performance under a facility sale agreement, or taking follow-up measures relating to incorporation, until such authorization or approval is obtained. < Newly inserted by Act No. 8425, May 11, 2007>
[This Article Wholly Amended by Act No. 5564, Sep. 17, 1998]

Article 14 (Suspension, Closedown of Business) <Amended by Act No. 8324, Mar. 29, 2007>
(1) A key communications business operator shall, in case where he intends to suspend or discontinue the whole or part of a key communications business run by him, notify the user at least 60 days prior to the intended date of suspension or discontinuance and obtain approval from the Minister of Information and Communication of such suspension or discontinuance. <Amended by Act No. 8324, Mar. 29, 2007>
(2) The Minister of Information and Communication may, where deemed necessary for the protection of users in the event of suspension and/or discontinuance of the business of a key communications business operator, order the key communications business operator to take necessary actions for user protection, such as carrying out the subscription switchover on behalf of the user, assume the costs, or terminate the subscription. <Amended by Act No. 8324, Mar. 29. 2007>
(3) The Minister of Information and Communication shall, in case where an application for approval under paragraph (1) is made, and where deemed that suspension, discontinuance of relevant business is likely to harm the public interests, not grant the relevant approval. <Amended by Act No. 8324, Mar. 29, 2007>
[This Article Wholly Amended by Act No. 4903, Jan. 5, 1995]
Article 15 (Cancellation of License, etc.)
(1) The Minister of Information and Communication may, in case where a key communications business operator falls under any of the following subparagraphs, cancel the relevant license or give an order to suspend the whole or part of business with fixing a period of no more than one year: <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 5564, Sep. 17, 1998; Act No. 5835, Feb. 8, 1999; Act No. 6230, Jan. 28, 2000; Act No. 6360, Jan. 16, 2001; Act No. 7916, Mar. 24, 2006; Act No. 8198, Jan. 3, 2007; Act No. 8425, May 11, 2007 >
1.Where he has obtained a license by deceit and other illegal means;
2.Where he has failed to implement the conditions under Articles 5 (5) and 13 (6);
3.Where he has failed to observe the orders under Article 7 (2);
4.Where he has failed to commence business within the period under Article 9 (1) (in case of obtaining an extention of the period under Article 9 (2), the extended period);
5.Where he has failed to comply with the standardized use contract, that is authorized or reported under Article 29 (1); and
6.Where he has failed to comply with an order for correction under Article 37(1) or Article 65(1) without any justifiable reasons.
(2) Criteria and procedures for the dispositions under paragraph (1) and other necessary matters shall be determined by the Presidential Decree. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 8324 Mar. 29, 2007>
Article 16
Deleted. <by Act No. 5564, Sep. 17, 1998>

          SECTION 3 Deleted.
Articles 17 and 18
Deleted. <by Act No. 4903, Jan. 5, 1995>
          SECTION 4 Specific Communications Business and Value-Added Communications Business
Article 19 (Registration of Specific Communications Business Operator)
(1) A person who intends to operate a specific communications service shall register the following matters with the Minister of Information and Communication (including registration through information and communication networks) under the conditions as determined by the Ordinance of the Ministry of Information and Communication: <Amended by Act No. 8198, Jan. 3, 2007>
1.Financial and technical capability;
2.Plans for a user protection; and
3.Business plans, etc, and other matters as determined by the Ordinance of the Ministry of Information and Communication.
(2) The Minister of Information and Communication may, upon receipt of registration of a specific communications business under paragraph (1), attach conditions necessary for promotion of fair competition, protection of users, improvement of service quality, and efficient use of information and communication resources. <Amended by Act No. 8425, May 11, 2007>
(3) A person subject to the registration of specific communications business under paragraph (1) shall be limited to a juristic person.
(4) Procedures and requirements for the registration under paragraph (1) and other necessary matters shall be determined by the Ordinance of the Ministry of Information and Communication.
[This Article Newly Inserted by Act No. 5385, Aug. 28, 1997]
Article 20
Deleted. <By Act No. 5986, May 24, 1999>
Article 21 (Report, etc. of Value-Added Communications Business Operator)
A person who intends to run a value-added communications business shall report to the Minister of Information and Communication (including report through information and communication networks) by meeting the requirements and following the procedures as prescribed by the Presidential Decree: Provided, That this shall not apply to a key communications business operator which intends to run a value-added communications business or to a small-sized value-added communications business according to the standards prescribed by the Ordinance of the Ministry of Information and Communication in terms of the size of the telecommunications facilities in operation. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 7428, Mar. 31, 2005; Act No. 8198, Jan. 3, 2007; Act No. 8425, May 11, 2007>
[This Article Wholly Amended by Act No. 4903, Jan. 5, 1995]

Article 22 (Modification of Registered or Reported Matters)
A person who has registered as a specific communications business operator under Article 19 (hereinafter referred to as a “specific communications business operator”) or who has made a report of a value-added communications business operator under Article 21 (hereinafter referred to as a “value-added communications business operator”) shall, when he intends to modify the matters as determined by the Ordinance of the Ministry of Information and Communication from among the relevant registered or reported matters, make in advance a modified registration or modified report to the Minister of Information and Communication (including modified registrations or modified reports through the information and communication networks), under the conditions as prescribed by the said Ordinance. <Amended by Act No. 8198, Jan. 3, 2007>
[This Article Wholly Amended by Act No. 5385, Aug. 28, 1997]
Article 23
Deleted. <by Act No. 4903, Jan. 5, 1995>
Articles 24 and 24-2
Deleted. <by Act No. 5986, May 24, 1999>
Article 25 (Transfer or Takeover, etc. of Business)
In case where there exists a transfer or takeover of the whole or part of a specific communications business or a value-added communications business, or a merger or succession of a juristic person which is a specific communications business operator or a value-added communications business operator, a person who has taken over the relevant business, the juristic person surviving the merger, the juristic person founded by the merger, or the successor shall make the report thereon to the Minister of Information and Communication (including report through the information and communication networks) by meeting the requirements and following the procedures as determined by the Ordinance of Ministry of Information and Communication. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997; Act No. 5564, Sep. 17, 1998; Act No. 8198, Jan. 3, 2007; Act No. 8425, May 11, 2007>
Article 26 (Succession of Business)
In case where there have existed a transfer or takeover of a specific communications business or a value-added communications business, a merger of a juristic person which is a value-added communications business operator, or a succession of a value-added communications business, under Article 25, a person who has taken over the business, a juristic person surviving a merger, a juristic person founded by a merger or a successor shall succeed to the status of a former specific communications business operator or a value-added communications business operator. <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5385, Aug. 28, 1997>
Article 27 (Suspension or Closedown, etc. of Business)
(1) A specific communications business operator or a value-added communications business operator shall, in case where he intends to suspend or close down the whole or part of his business, notify the relevant contents to the users of relevant services, and report thereon to the Minister of Information and Communication (including report through the information and communication networks) not later than thirty days prior to the slated date of the relevant suspension or closedown. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997; Act No. 8198, Jan. 3, 2007>
(2) Where a juristic person which is a specific communications business operator or a value-added communications business operator is dissolved for reasons other than a merger, a relevant liquidator (referred to a trustee in a bankruptcy, when it is dissolved by bankruptcy) shall report thereon without delay to the Minister of Information and Communication (including report through the information and communication networks). <Amended by Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997; Act No. 8198, Jan. 3, 2007>
Article 28 (Cancellation of Registration and Order for Closedown of Business)
(1) The Minister of Information and Communication may, when a specific communications business operator falls under any of the following subparagraphs, cancel his registration, or suspend his business by specifying the period of not more than one year: Provided, That when he falls under subparagraph 1, the Minister of Information and Communication shall cancel his registration: <Newly Inserted by Act No. 5385, Aug. 28, 1997; Act No. 5564, Sep. 17, 1998; Act No. 5835, Feb. 8, 1999; Act No. 5986, May 24, 1999; Act No. 6230, Jan. 28, 2000; Act No. 6360, Jan. 16, 2001; Act No. 7916, Mar. 24, 2006; Act No. 8198, Jan. 3, 2007; Act No. 8425, May 11, 2007>
1.Where he makes a registration by deceit and other illegal means;
2.Where he fails to commence business within one year from the date on which a registration was made under Article 19 (1), or continually suspends business operation for not less than one year;
3.Where he fails to implement the conditions under Article 19 (2);
4.Deleted; <by Act No. 5986, May 24, 1999>

5.Where he fails to comply with an order for correction under Article 37 (1) or Article 65 (1) without any justifiable reasons;
6. Deleted, <by Act No. 8425, May 11, 2007>
7. Deleted, <by Act No. 8425, May 11, 2007>
(2) The Minister of Information and Communication may, when a value-added communications business operator falls under any of the following subparagraphs, issue an order to him for a closedown of business or for a suspension of business by specifying a period of not more than one year: Provided, That where he falls under subparagraph 1, the said Minister shall issue an order to him for a closedown of business: <Amended by Act No. 4903, Jan 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 5564, Sep. 17, 1998; Act No. 5835, Feb. 8, 1999; Act No. 5986, May 24, 1999; Act No. 6230, Jan. 28, 2000; Act No. 6360, Jan. 16, 2001; Act No. 7916, Mar. 24, 2006; Act No. 8198, Jan. 3, 2007; Act No. 8425, May 11, 2007>
1.Where he makes a report by deceit and other illegal means;
2.Where he fails to commence the business within one year from the reporting date under Article 21, or suspend the business operation for not less than one year;
3.Deleted; <by Act No. 5986, May 24, 1999>
4.Where he fails to comply with a correction order under Article 37(1) or Article 65 (1) without any justifiable reasons; and
5. Deleted, <by Act No. 8425, May 11, 2007>
(3) Criteria and procedures for dispositions taken under paragraph (1) or (2) and other necessary matters shall be determined by the Presidential Decree. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997; Act No. 8324, Mar. 29, 2007>

     CHAPTER III TELECOMMUNICATIONS SERVICE
Article 29 (Report, etc. of Standardized Use Contract)
(1) A key communications business operator shall set forth the fees and other terms for use by service with respect to the telecommunications service which he intends to provide (hereinafter referred to as the “standardized use contract”), and report thereon (including a modified report) to the Minister of Information and Communication: Provided, That in a case of a key communications service whose size of business and market share correspond to the standards as determined by the Ordinance of the Ministry of Information and Communication, it shall obtain an authorization of the Minister of Information and Communication (including a modified authorization). <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996>
(2) Deleted. <by Act No. 5385, Aug. 28, 1997>
(3) The Minister of Information and Communication shall authorize the standardized use contract pursuant to the proviso of paragraph (1), if it falls under the criteria of any of the following subparagraphs: <Amended by Act No. 5220, Dec. 30, 1996; Act No. 8425, May 11, 2007>
1.Fees for telecommunications services have been determined in reasonable consideration of supply costs, profits, costs and profits by service, cost-saving factors, based on the method of providing the services, and impact on fair competition environment.

2.Deleted; <by Act No. 8425, May 11, 2007>
3.Matters concerning the responsibility of key communications business operators and relevant users, cost-sharing methods concerning the installation work of telecommunications facilities and other works shall not be unfairly adverse to the user;
4.Forms of use of telecommunications line facilities by other telecommunications business operators or users shall not be unduly restricted;
5.Undue discriminatory treatments shall not be made to specific persons; and
6.Matters on securing the important communications under Article 55 shall be in consideration of efficient performance of national functions.
(4) Deleted; <by Act No. 8425, May 11, 2007>
(5) The standardized use contract under paragraph (1) shall be applicable with respect to use of telecommunications line facilities, in case where a specific communications business operator or a value-added communications business operator makes use of telecommunications line facilities of a key communications business operator. <Amended by Act No. 5385, Aug. 28, 1997>
(6) A person who intends to file a report (including a modified report) or obtain authorization (including modified authorization) on the standardized use contract for telecommunication service under paragraph (1) shall submit to the Minister of Information and Communication the materials showing the basis for calculation of telecommunication service fees (including, in case of modification, a table comparing the old and new fees), including the subscription fee, basic fee, usage fee, additional service fee, and actual expenses. <Newly inserted by Act No. 8198, Jan. 3, 2007>

Article 30 Deleted <by Act No. 8198, Jan. 3, 2007>
Article 31
Deleted. <by Act No. 5986, May 24, 1999>
Article 32 (Reduction or Exemption of Fees)
A key communications business operator may reduce or exempt the fees for telecommunications service for purposes of national security, disaster relief, social welfare, public interest and other purposes as prescribed by the Presidential Decree. <Amended by Act No. 8425, May 11, 2007>
Article 32-2 (Restriction on Use by Others)
No person shall intermediate other’s communications or provide for other’s communications by making use of telecommunications services provided by a telecommunications business operator: Provided, That the same shall not apply to the case falling under any of the following subparagraphs: <Amended by Act No. 6822, Dec. 26, 2002>
1.Where it is needed to ensure the prevention and rescue from disaster, traffic and communication, and the supply of electricity, and to maintain order in a national emergency situation;
2.Where telecommunications services are incidentally rendered to clients while running a business other than the telecommunications business;
3.Where it is allowed to use on a trial basis for the purpose of developing and marketing telecommunications facilities, such as terminal devices, etc. which enable to use the telecommunications services;
4.Where any user permits any third party to use to the extent that the latter does not use repeatedly; and
5.Where it is necessary for the public interests or where the business run by any telecommunications business operator is not impeded, which is prescribed by the Presidential Decree. [This Article Newly Inserted by Act No. 5220, Dec. 30, 1996] <This Article was amended by Act No. 6822 on December 26, 2002 following the decision of unconstitutionality by the Constitutional Court which had been made on May 30, 2002>
Article 32-3
Deleted. <by Act No. 6602, Jan. 14, 2002>
Article 32-4 (Use of Transmission or Line Equipment, etc.)
(1) The composite cable TV business operator, transmission network business operator, or relay cable broadcasting business operator under the “Broadcasting Act” may provide the transmission or line equipment or the cable broadcasting equipment possessed under the conditions as prescribed by the Presidential Decree to the key communications business operators. <Amended by Act No. 6346,

Jan. 8, 2001; Act No. 8198, Jan. 3, 2007; Act No. 8425, May 11, 2007>
(2) The composite cable TV business operator, transmission network business operator, or relay cable broadcasting business operator under the “Broadcasting Act” shall, when he intends to provide value-added communications services by making use of the transmission or line equipments or cable broadcasting equipments, make a report thereon to the Minister of Information and Communication pursuant to Article 21. <Amended by Act No. 6346, Jan. 8, 2001; Act No. 8198, Jan. 3, 2007>
(3) The provisions of Articles 33-5 through 37 and 38 shall be applicable mutatis mutandis to the transmission or line equipment or cable broadcasting facilities under paragraph (1). <Amended by Act No. 5564, Sep. 17, 1998; Act No. 6346, Jan. 8, 2001>
(4) The provisions of Article 25 (2) through (6) of the “Framework Act on Telecommunications” shall be applicable mutatis mutandis to the offer of services under paragraph (2). <Amended by Act No. 8198, Jan. 3, 2007>
[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]
Article 33 (Protection of Users)
(1) Deleted. <by Act No. 5986, May 24, 1999>
(2) A telecommunications business operator shall take a prompt measure on the reasonable opinions or dissatisfactions raised by the users with respect to the telecommunications service. In this case, if it is difficult to take a prompt measure, he shall notify the users of the reasons thereof and the schedule for measures.

(3) Compensations for the damages incurred by the occurrence of reasons causing the opinions or dissatisfactions under paragraph (2) and by the delay of relevant measures shall be made pursuant to Article 33-2. <Amended by Act No. 5220, Dec. 30, 1996>
Article 33-2 (Compensation for Damages)
A telecommunications business operator shall make compensations when he inflicts any damages on the users in the course of providing telecommunications services: Provided, That if such damages are the results of force majeure, or of intent or negligence of the users, the relevant liability for compensations shall be reduced or exempted.
[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]
Article 33-3 (Procedure for Compensating Damages and Filing Application for Ruling)
(1) In compensating any damage under Article 33-2, consultations shall be made with the recipient of the compensation for such damage. <Amended by Act No. 6822, Dec. 26, 2002>
(2) If the consultations on the compensation for damages under paragraph (1) have not been made or are unable to be made, the parties concerned may file an application for mediation with the Korea Communications Commission under Article 37 of the “Framework Act on Telecommunications” (the “Korea Communications Committee”) for a ruling thereon. <Amended by Act No. 6822, Dec. 26, 2002; Act No. 8198, Jan. 3, 2007>
[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

     CHAPTER IV PROMOTION OF COMPETITION AMONG THE TELECOMMUNICATIONS BUSINESS
Article 33-4 (Promotion of Competition)
(1) The Minister of Information and Communication shall exert efforts to construct an efficient competition system and to promote fair competitive environments, in the telecommunications services.
(2) The Minister of Information and Communication shall conduct annual evaluations of the competition status of key communication businesses in order to establish competition policies designed to establish an efficient competition system and to promote the environment for fair competition as set forth in paragraph (1).
(3) Specific evaluation standards, procedures, and methods for the competition status evaluation under paragraph (2) shall be determined by the Ordinance of the Ministry of Information and Communication.
[Wholly amended by Act No. 8198, Jan. 3, 2007]
Article 33-5 (Provision of Telecommunications Facilities)
(1) A key communications business operator may, upon receipt of a request for the provision of telecommunications facilities from other key communications business operator, provide the telecommunications facilities by concluding an agreement with him.
(2) A key communications business operator falling under any of the following subparagraphs shall, upon receipt of a request under paragraph (1), provide the telecommunications facilities by concluding an agreement, notwithstanding the provisions of paragraph (1): <Newly Inserted by Act No. 6346, Jan. 8, 2001>
1.A key communications business operator who possesses the equipments which are indispensable for other telecommunications business operators in providing the telecommunications services; and
2.A key communications business operator whose business scale and market shares, etc. of key telecommunications services are equivalent to the criteria as determined by the Ordinance of the Ministry of Information and Communication.
(3) The Minister of Information and Communication shall set forth and publicly notify the scope of telecommunications facilities, the conditions, procedures and methods for the provision of facilities, and the standards for calculation of prices under paragraphs (1) and (2). In this case, the scope of telecommunications facilities to be provided under paragraph (2) shall be determined in view of the demand for telecommunications facilities by the key communications business operators falling under each subparagraph of the same paragraph. <Amended by Act No. 6346, Jan. 8, 2001>
(4) A key communications business operator in receipt of provisions of the telecommunications facilities may install the apparatus enhancing the efficiency of the relevant facilities, within the limit necessary for the provision of the licensed telecommunications services.
(5) The Minister of Information and Communication shall go through a deliberation of the Korea Communications Commission, in case where he intends to set forth the standards under paragraph (3). <Amended by Act No. 6346, Jan. 8, 2001>
[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 33-6 (Joint Utilization of Subscriber’s Lines)
(1) A key communications business operator shall, in case where other telecommunications business operators as determined and publicly noticed by the Minister of Information and Communication have made a request for a joint utilization with respect to the lines installed in the section from the exchange facilities directly connected with the users to the users (hereafter in this Article, referred to as the “subscriber’s lines”), allow it.
(2) The Minister of Information and Communication shall set forth and publicly notify the scope of joint utilization of the subscriber’s lines under paragraph (1), its conditions, procedures and methods, and the standards for calculation of prices.
(3) The Minister of Information and Communication shall, in case where he intends to set forth the criteria under paragraph (2), go through the deliberation of the Korea Communications Commission.
[This Article Newly Inserted by Act No. 6346, Jan. 8, 2001]
Article 33-7 (Joint Utilization of Radio Communications Facilities)
(1) A key communications business operator may, upon receipt of a request for the joint utilization of radio communications facilities (hereinafter referred to as the “joint utilization”) from other key communications business operators, allow it by concluding an agreement. In this case, the prices for the joint utilization among the key communications business operators as set forth and publicly notified by the Minister of Information and Communication shall be computed and settled accounts by a fair and reasonable means.

(2) The key communications business operators as determined and publicly notified by the Minister of Information and Communication shall, upon receipt of a request for the joint utilization from other key communications business operators as determined and publicly notified by the Minister of Information and Communication, allow it by concluding an agreement, notwithstanding the provisions of paragraph (1), in order to enhance the efficiency of the telecommunications business and to protect the users.
(3) The standard for computing the prices for joint utilization under the latter part of paragraph (1) and its procedures and payment methods, etc., and the standard for the scope of joint utilization, its conditions, procedures and methods, and the computation of prices, etc. under paragraph (2) shall be determined by the Ordinance of the Ministry of Information and Communication after going through the deliberation of the Korea Communications Commission. <Amended by Act No. 8425, May 11, 2007>
(4) Deleted. <by Act No. 8425, May 11, 2007>
[This Article Newly Inserted by Act No. 6346, Jan. 8, 2001]
Article 34 (Interconnection)
(1) A telecommunications business operator may allow the interconnection by concluding an agreement, upon a request from other telecommunications business operators for an interconnection of telecommunications facilities.
(2) The Minister of Information and Communication shall set forth and publicly notify the scope of interconnections of telecommunications facilities, the conditions, procedures and methods, and the standards for calculation of prices under paragraph (1).

(3) Notwithstanding the provisions of paragraphs (1) and (2), the key communication business operators falling under any of the following subparagraphs shall allow the interconnection by concluding an agreement, upon receipt of a request under paragraph (1):
1.A key communications business operator who possesses such facilities as are indispensable for a provision of telecommunications services by other telecommunications business operators; and
2.A key telecommunications business operator whose business size of key communications services and the ratio of market shares are compatible with the standards as determined by the Ordinance of the Ministry of Information and Communication.
(4) The Minister of Information and Communication shall go through a deliberation of the Korea Communications Commission, in case where he intends to set forth the standards under paragraph (2).
[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]
Article 34-2 (Prices of Interconnection)
(1) Prices for using the interconnection shall be calculated by a fair and proper means and deducted from each other’s accounts. The detailed standards for such calculation, their procedures and methods shall be governed by the standards of Article 34 (2).
(2) A key communications business operator may deduct the prices for interconnection from each other’s accounts under the conditions as prescribed by the standards under Article 34 (2), if he suffers any disadvantages due to the causes of no liability on his part, in the method of interconnection, the quality of connected conversations, or the provision of information required for interconnection, etc.
[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 34-3 (Joint Use, etc. of Telecommunications Facilities)
(1) A key communications business operator may allow an access to or a joint use of the telecommunications equipment or facilities by concluding an agreement, upon receipt of a request from other telecommunications business operators for an access to or a joint use of the telecommunications equipment or facilities such as pipes, cables, poles, or stations of the relevant key communications business operator, for the establishment or operation of facilities required for interconnection of telecommunications facilities.
(2) The Minister of Information and Communication shall set forth, and make a public notice of, the scope, conditions, procedures and methods for an access to or a joint use of telecommunications equipment or facilities, and the standards for computation of prices under paragraph (1).
(3) Notwithstanding the provisions of paragraph (1), a key communications business operator falling under any of the following subparagraphs shall allow an access to or a joint use of the telecommunications equipment or facilities under paragraph (1) by concluding an agreement, upon a receipt of request under paragraph (1):
1.A key communications business operator who possesses such facilities as are indispensable for a provision of telecommunications services by other telecommunications business operators; and
2.A key telecommunications business operator whose business size of key telecommunications services and the ratio of market shares are compatible with the standards as determined by the Ordinance of the Ministry of Information and Communication.

(4) The Minister of Information and Communication shall go through a deliberation of the Korea Communications Commission, in case where he intends to set forth the standards under paragraph (2).
[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]
Article 34-4 (Provision of Information)
(1) A key communications business operator may provide requested information by concluding an agreement, upon a receipt of request from other telecommunications business operators for a provision of information related to technological information or the user’s personal matters which are required for a provision of telecommunications facilities, interconnection, or joint use, etc. and imposition and collection of fees and a guide to the telecommunications number. <Amended by Act No. 5385, Aug. 28, 1997>
(2) The Minister of Information and Communication shall set forth, and make a public notice of, the scope, conditions, procedures and methods for a provision of information, and the standards for computation of prices under paragraph (1).
(3) Notwithstanding the provisions of paragraph (1), a key communications business operator falling under any of the following subparagraphs shall provide the requested information by concluding an agreement, upon a receipt of request under paragraph (1):
1.A key communications business operator who possesses such facilities as are indispensable for a provision of telecommunications services by other telecommunications business operators; and
2.A key communications business operator whose business size of key telecommunications services and the ratio of market shares are compatible with the standards as determined by the Ordinance of the Ministry of Information and Communication.
(4) A key communications business operator under paragraph (3) shall set forth the technical standards required for a use by other telecommunications business operators or users by means of a connection of a monitor and other telecommunications equipment on the relevant telecommunications facilities, the standards for use and provision, and other standards required for a creation of fair competitive environments, and make a public notice thereof by obtaining approval from the Minister of Information and Communication.
(5) The Minister of Information and Communication shall go through a deliberation of the Korea Communications Commission, when determining the standards under paragraph (2), or granting approval under paragraph (4).
[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]
Article 34-5 (Prohibition of Information Diversion)
(1) A telecommunications business operator shall not divulge any information concerning an individual user which has been obtained due to a provision of his own service, a provision of telecommunications facilities, or an interconnection: Provided, That the same shall not apply, when there exists the consent of the principal or the case under a lawful procedure pursuant to the provisions of the Acts.
(2) A telecommunications business operator shall use the information obtained under Article 34-4 within the context of purposes thereof, and may not use it unjustly, or provide it to the third parties.

[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]
Article 34-6 (Report, etc. of Agreement on Interconnection, etc.)
(1) A key communications business operator shall conclude an agreement under Article 33-5 (1) and (2), the former part of 33-7 (1), 34 (1), 34-3 (1) or 34-4 (1) and report it to the Korea Communications Commission within ninety days unless there exist any special reasons, upon receipt of a request from other telecommunications business operators for a provision, a joint utilization, an interconnection or a joint use, etc. of telecommunications facilities, or a provision of information. The same applies in the case of a change or abolition of the agreement. <Amended by Act No. 6346, Jan. 8, 2001; Act No. 6822, Dec. 26, 2002>
(2) Notwithstanding the provision of paragraph (1), in case of an agreement in which a key communications business operator under the latter part of Article 33-7 (1), Articles 33-7 (2), 34 (3), 34-3 (3) and 34-4 (3) is a party concerned, an authorization of the Korea Communications Commission shall be obtained. <Amended by Act No. 6346, Jan. 8, 2001; Act No. 6822, Dec. 26, 2002>
(3) The agreement under paragraphs (1) and (2) shall meet the standards which are publicly notified by the Minister of Information and Communication under Articles 33-5 (3), 33-7 (3), 34 (2), 34-3 (2), or 34-4 (2). <Amended by Act No. 6346, Jan. 8, 2001>
(4) The Korea Communications Commission may, if any application for authorization referred to in paragraph (2) needs supplemented, order such application for authorization supplemented for a fixed period. <Amended by Act No. 6822, Dec. 26, 2002>

(5) The agreement under Articles 34-3 (1) and 34-4 (1) may be concluded by an inclusion in the agreement under Article 34 (1).
[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]
Article 35 (Application for Ruling, etc.)
(1) A telecommunications business operator may make an application to the Korea Communications Commission for a ruling under Article 40-2 of the Framework Act on Telecommunications, when the agreement between the telecommunications business operators on a provision and joint utilization of telecommunications facilities, an interconnection, or a joint use, etc. or a furnishing of information is not concluded within the period specified by Article 34-6 (1) or is unable to be concluded. <Amended by Act No. 6346, Jan. 8, 2001; Act No. 8198, Jan. 3, 2007>>
(2) A telecommunications business operator may make an application to the Korea Communications Commission for a ruling with the contents of an implementation of the agreement or a compensation for damages, when the damages occur due to the non-performance of the agreement concerning a provision and joint utilization of telecommunications facilities, an interconnection, a joint use, etc. or a furnishing of information, on the part of other telecommunications business operators. <Amended by Act No. 6346, Jan. 8, 2001>
(3) through (5) Deleted. <by Act No. 5564, Sep. 17, 1998>
[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 36 (Telecommunications Number, etc.)
(1) The Minister of Information and Communication shall formulate and enforce the management plan for telecommunications number, in order to make an efficient provision of telecommunications service, and the promotion of user’s convenience and of the environments of fair competition among telecommunications business operators.
(2) The Minister of Information and Communication shall, when he has formulated the plans under paragraph (1), make a public notice thereof. This shall also apply to any alterations in the established plan.
(3) A telecommunications business operator shall observe the matters publicly noticed under paragraph (2).
(4) Where the Minister of Information and Communication intends to formulate or change the management plan for the telecommunications number under paragraph (1), he shall go in advance through a deliberation by the Korea Communications Commission. <Newly Inserted by Act No. 5564, Sep. 17, 1998>
[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]
Article 36-2 (Accounting Adjustment)
(1) A key communications business operator shall conduct accounting according to the Ordinance of the Ministry of Information and Communication, prepare a business report for the preceding year within three (3) months from the close of every fiscal year, and submit it to the Korea Communications Commission, , and keep related books and records. <Amended by Act No. 6822, Dec. 26, 2002; Act No. 8198, Jan. 3, 2007>
(2) The Minister of Information and Communication shall, when he intends to determine the matters of accounting adjustments under paragraph (1), go in advance through a deliberation by the Korea Communications Commission and a consultation with the Minister of Finance and Economy. <Amended by Act No. 5564, Sep. 17, 1998>
(3) The Korea Communications Commission may verify contents of any business report submitted by any key communications business operator in accordance with paragraph (1). <Amended by Act No. 6822, Dec. 26, 2002>
(4) The Korea Communications Commission may, if it is necessary to conduct the verification referred to in paragraph (3), order the relevant key communications business operator to submit related material or launch inspection necessary to ascertain the facts. <Amended by Act No. 6822, Dec. 26, 2002>
(5) The Korea Communications Commission shall, when it intends to conduct inspection in accordance with paragraph (4), notify the relevant key communications business operator of the inspection plan, including the duration, reason, and subject matter of the inspection, at least seven (7) days prior to the expected inspection date. <Newly inserted by Act No. 8198, Jan. 3, 2007>
(6) The person who conducts inspection in accordance with paragraph (4) shall carry a certificate indicating the inspection authority and present it to the relevant person, and, at the initial visit, give the relevant person a document stating his or her name, and the duration and purpose of the visit. < Newly inserted by Act No. 8198 Jan. 3, 2007>
(7) The Korea Communications Commission shall, when it verifies contents of any business report in accordance with paragraph (3), notify the Minister of Information and Communication of the results of such verification. <Newly Inserted by Act No. 6822, Dec. 26, 2002; Act No. 8198 Jan. 3, 2007>
[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]

Article 36-3 (Prohibited Act)
(1) A telecommunications business operator shall not commit any of the following act (hereinafter referred to as “prohibited act”) which undermines or is feared to undermine fair competition or users’ interests, or have other telecommunications business operators or the third parties commit such act: <Amended by Act No. 5986, May 24, 1999; Act No. 6346, Jan. 8, 2001; Act No. 6822, Dec. 26, 2002; Act No. 7916, Mar. 24, 2006; Act No. 8425, May 11, 2007>
1.Act of unfair discriminations in a provision, a joint utilization, a joint using, an interconnection or a joint use, etc. of telecommunications facilities, or a provision of information, etc. or act of unfairly refusing a conclusion of agreement, or act of non-performance of the concluded agreement without any justifiable reasons;
2.Act of unfairly diverting the information of other telecommunications business operators to his own business activities, which have been known to him in the course of a provision, a joint utilization, a joint using, an interconnection or a joint use, etc. of telecommunications facilities, or a provision of information, etc.;
3.Act of computing the fees, etc. for a use of telecommunications services, or the prices for a provision, a joint utilization, a joint using, an interconnection or a joint use, etc. of telecommunications facilities, or a provision of information, by unfairly itemizing the expenses or revenues;
4.Act of rendering the telecommunications services in a manner different from the standardized use contract (only such standardized use contract as reported or authorized in accordance with Article 29(1) shall apply), or act of rendering the telecommunications services in a manner which significantly undermines the profits of users; and
5. Deleted. <by Act No. 7916, May 24, 2006>.
(2) When any person acting on behalf of any telecommunications business operator in accordance with a contract that is concluded with the latter in entering into contracts between the latter and the users commits the act falling under paragraph (1) 4 or Article 36-4 (1) through (6), his act shall be deemed the act committed by such telecommunications business operator and only the provisions of Articles 37 and 37-2 shall apply to such act: Provided, That the same shall not apply to a case where the relevant telecommunications business operator has paid reasonable attention to the prevention of such act. <Amended by Act No. 6822, Dec. 26, 2002; Act No. 7916, May 24, 2006>
(3) Necessary matters concerning categories of and standards for the prohibited act referred to in paragraph (1) shall be prescribed by the Presidential Decree. <Amended by Act No. 6822, Dec. 26, 2002>
[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]
Article 36-4 (Prohibition, etc. of Support for the Cost of Purchasing Communications Terminal Devices)
(1) A telecommunications business operator shall not financially support the cost of purchasing communications terminal devices necessary for any user to take the services provided by such telecommunications business operator (including selling communications terminal devices at a lower price than purchasing prices or cash payment, subsidizing of admission fees or provision of other economic benefits, hereinafter referred to as the “support” in this Article) when such telecommunications business operator renders the key communications services after getting his frequencies allotted under Article 11 or 12 of the Radio Waves Act:

Provided, that the same shall not apply to any of the following cases:
1. where the telecommunications business operator gives support to a user whose term of the key communications services provided by such telecommunications business operator is at least 18 consecutive months as of the support date: Provided, that it shall be limited to once in two years reckoning from the support date; or
2. where the telecommunications business operator gives support to a user of its key communications services when the commencement date of provision of such key communication services by such telecommunications business operator does not exceed six years. (2) Any telecommunications business operator who intends to support the cost of purchasing communications terminal devices in accordance with the proviso clause of paragraph 1 shall set forth standards for and restrictions on, etc. such support (hereinafter referred to as the “supporting standards”), report thereon to the Minister of Information and Communication at least thirty days prior to the enforcement date thereof, and state such supporting standards in the standardized use contract, and shall not perform the support in a different way than as reported or within thirty days from the date of report.
(3) A telecommunications business operator shall post up the supporting standards at the business places of itself and any person acting on behalf of any telecommunications business operator in accordance with a contract that is concluded with the latter in entering into contracts between the latter and the users, and in the event of changing such supporting standards unfavorable to users, it shall notify the users of such changes at least thirty days prior to the enforcement date thereof. Upon the request of the users, the telecommunications business operator shall inform such users of their term of services, the fee history and the actual amount available for the support under the changed supporting standards.
(4) A telecommunications business operator shall not treat users who already entered into a subscription agreement and users who intend to newly enter into a subscription agreement with discrimination in supporting the cost of purchasing communications terminal devices without any justifiable reasons.
(5) A specific communications business operator who provides the key communications services by using the telecommunications line facilities of a telecommunications business operator shall comply with the supporting standards of such telecommunications business operator, and shall not apply any other standards which are more favorable than the supporting standards of such telecommunications business to users subject to such supporting standards.
(6) A telecommunications business operator shall manage all information regarding time of admission, support for the cost of purchasing communications terminal devices, etc. for a certain period and, upon the request for confirmation of the Korea Communications Commission or other telecommunications business operator with the consent of users whether such users who have been supported or intend to be supported for the cost of purchasing communications terminal devices fall under any subparagraphs of paragraph (1), provide any information necessary for such confirmation, and shall not refuse to provide or delay providing such information or provide false information without any justifiable reasons.
(7) The Minister of Information and Communication shall set forth and notify of the calculation method of the term of services under subparagraph 1 of paragraph 1, the posting of the supporting standards and matters concerning notification of the unfavorably changed supporting standards and the terms of services under paragraph 3, and the specific range of the information to be managed and the managing term and the provision method of the information under paragraph 6, etc.
[This Article Newly Inserted by Act No. 7916, Mar. 24, 2006]

Article 36-5 (Investigation, etc. of Facts)
(1) The Korea Communications Commission may, in case where deemed by a report or acknowledgement that there has been an act under Article 36-3 or an act which violates the provisions of Article 36-4 (1) through (6), have public officials belonging to the Korea Communications Commission conduct an investigation required for verifying it. <Amended by Act No. 6822, Dec. 26, 2002; Act No. 7916, Mar. 24, 2006>
(2) The Korea Communications Commission may, where required for the investigation under paragraph (1), have a public official employed by the Korea Communications Commission visit the office and business place of the telecommunications business operator or a business place of a person who is entrusted with the affairs of the telecommunications business operator (where the affairs entrusted by the telecommunications business operator are related to those set forth in Articles 36-3 or 36-4, only the person who handles such affairs; the same shall apply hereinafter in this Article), and investigate the books, documents, and other records or objects of the telecommunications business operator or the entrusted party. <Amended by Act No. 5564, Sep. 17, 1998; Act No. 6822, Dec. 26, 2002; Act No. 8425, May 11, 2007>
(3) In the event any investigation is to be conducted pursuant to paragraph (1), the Korea Communications Commission shall notify the relevant telecommunications business operator at least seven (7) days prior to the expected date of investigation ofthe duration, purpose and subject matter of the investigation. Provided, this provision shall not apply in the event of emergency or if there is risk that evidence will be destroyed after the prior notice and the purpose of the investigation cannot be achieved. <Newly inserted by Act No. 8198, Jan. 3, 2007>
(4) A person who investigates by visiting the offices or workplaces of the telecommunications business operators, or the workplaces of the persons handling, under an entrustment, the business of telecommunications business operators, under paragraph (2) shall carry a certificate indicating the authority, and present it to the persons concerned, and have a related person of the office or the business place concerned participate in the investigation. <Amended by Act No. 5564, Sep. 17, 1998; Act No. 8198, Jan. 3, 2007; Act No. 8425, May 11, 2007>
(5) The public official of the Korea Communications Commission who conducts investigation pursuant to paragraph (2) may order the telecommunications business operator or the person entrusted with the affairs of the telecommunications business operator to submit necessary materials or objects, and, if there is risk that the materials or objects submitted may be destroyed, hidden, replaced or otherwise evidence destroyed, temporarily keep such materials or objects. <Newly inserted by Act No. 8425, May 11, 2007>
(6) The Korea Communications Commission shall immediately return the materials or objects in its custody in the event that they fall under any one of the following subparagraphs: <Newly inserted by Act No. 8425, May 11, 2007>
1. materials or objects deemed upon examination to be irrelevant to the investigation; or
2. materials or objects no longer found to be necessary to be kept, because the purpose of the investigation has been achieved or for other reasons.
[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]
Article 37 (Measures on Prohibited Acts)
(1) The Korea Communications Commission may order any telecommunication business operator to take the measures falling under any of the following subparagraphs when it is recognized that the act under Article 36-3 (1) or an act which violates the provisions of Article 36-4 (1) through (6) has been committed: <Amended by Act No. 5564, Sep. 17, 1998; Act No. 6346, Jan. 8, 2001; Act No.

6822, Dec. 26, 2002; Act No. 7428, Mar. 31, 2005; Act No. 7916, Mar. 24, 2006>
1.Separation of the supply system of telecommunications service;
2.Change of internal accounting regulations, etc. concerning telecommunications service;
3.Disclosure of information concerning telecommunications service;
4.Conclusion, performance or change of contents of the agreement between the telecommunications business operators;
5.Change of the standardized use contract and the articles of incorporation of the telecommunications business operators;
6.Suspension of prohibited acts;
7.Public announcement of a fact of receiving a correction order due to committing the prohibited acts;
8.Measures necessary for restoring the violated matters due to the prohibited acts to their original status, such as the removal of telecommunications facilities which have caused the prohibited acts;
9. Improvement of dealing procedures of affairs concerning telecommunications services; and
10. Other matters necessary for any act under subparagraphs 1 through 9 as prescribed by the Presidential Decree.
(2) The telecommunications business operators shall execute any order issued by the Korea Communications Commission under paragraph (1) within the period specified by the Presidential Decree: Provided, That the Korea Communications Commission may extend the relevant period only once, if it is deemed that the telecommunications business operators are unable to carry out the order within the specified period due to natural disasters and other unavoidable causes. <Amended by Act No. 6822, Dec. 26, 2002>
(3) The Korea Communications Commission shall, before ordering the measures under paragraph (1), notify the parties concerned of the content of relevant measures, and provide them with an opportunity to make a statement within a specified period, and may hear, where deemed necessary, the opinions of the interested parties: Provided, That this shall not apply when the parties concerned fail to respond without any justifiable reasons. <Amended by Act No. 6822, Dec. 26, 2002>
(4) In the event five (5) years have passed from the date on which the acts set forth in paragraph (1) of Article 36-3 or any acts committed in violation of paragraphs (1) through (6) of Article 36-4 have been terminated, the Korea Communications Commission shall not order any measures under paragraph 1 or impose a penalty surcharge pursuant to Article 37-2. Provided, this provision shall not apply if any completed measure or imposition of penalty surcharge is cancelled by court order and a new measure is to be taken pursuant to that court order. <Newly inserted by Act No. 8198, Jan. 3, 2007>
[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]
Article 37-2 (Imposition, etc. of Penalty Surcharge on Prohibited Acts)
(1) The Korea Communications Commission may, in case where there exists an act under Article 36-3 (1) or an act which violates the provisions of Article 36-4 (1) through (6), impose a penalty surcharge not exceeding 3/100 of the turnover as prescribed by the Presidential Decree on the relevant telecommunications business operator. If the telecommunications business operator refuses to submit the data used for calculation of the amount of sales or submits fraudulent information, the amount of sales may be estimated based on the financial statements, the accounting documents, number of subscribers, usage fee and information on business operation status of the relevant telecommunications business operator or of those who provide similar services in the same industry: Provided, That where there is no sales amount or it is difficult to calculate the sales amount as prescribed by the Presidential Decree, it may impose the penalty surcharge not exceeding one billion Won. <Amended by Act No. 6822, Dec. 26, 2002; Act No. 7916, Mar. 24, 2006; Act No. 8198, Jan. 3, 2007>
(2) The Korea Communications Commission shall, in the event of imposing a penalty surcharge under paragraph (1), take each of the following into consideration: <Newly inserted by Act No. 8324, Mar. 29, 2007>
1.	details of violation and the extent thereof

2.	duration and frequency of violation

3.	amount of profit gained through the violation

4.	the amount of sales resulting from the prohibited activities of the breaching telecommunications business operator.
(3) A penalty surcharge under paragraph (1) shall be calculated taking paragraph (2) into consideration, provided the specific calculation standards and procedure shall be set by the Presidential Decree. <Amended by Act No. 8198, Jan. 3, 2007; Act No. 8324, Mar. 29, 2007>
(4) The Korea Communication Commission shall, where a person liable to pay a penalty surcharge under paragraph (1) fails to do so within the payment deadline, collect an additional default penalty charge at 6/100 per annum on the penalty surcharge in arrears, accruing from the day following the expiry of such payment deadline. <Newly Inserted by Act No. 6230, Jan. 28, 2000; Act No. 6822, Dec. 26, 2002; Act No. 8324, Mar. 29, 2007>

(5) The Korea Communications Commission shall, where a person liable to pay a penalty surcharge under paragraph (1) fails to do so by the payment deadline, demand him to pay it with fixing a period, and if he fails to pay the penalty surcharge and an additional due under paragraph (4) within the fixed period, collect them according to the example of a disposition taken to collect the national taxes in arrears. <Amended by Act No. 6230, Jan. 28, 2000; Act No. 6822, Dec. 26, 2002; Act No. 8324, Mar. 29, 2007>
(6) In the event the penalty surcharge imposed under paragraph (1) is to be returned pursuant to court order, an additional refund charge at 6/100 per annum on the penalty surcharge in arrears (accrued from the day of payment of the penalty surcharge to the day of return thereof) shall be paid. <Newly inserted by Act No. 8198, Jan. 3, 2007; Act No. 8324, Mar. 29, 2007>
[This Article Newly Inserted by Act No. 5564, Sep. 17, 1998]
Article 37-3 (Relations with Other Acts)
In case where a measure is taken under Article 37 or a penalty surcharge is imposed under Article 37-2 against the acts of a telecommunications business operator under any subparagraph of Article 36-3 (1) or any acts which violate the provisions of Article 36-4 (1) through (6), a corrective measure or an imposition of penalty surcharge under the “Monopoly Regulation and Fair Trade Act” shall not be made under the same grounds against the same acts of the relevant business operator. <Amended by Act No. 6230, Jan. 28, 2000; Act No. 7916, Mar. 24, 2006; Act No. 8198, Jan. 3, 2007>
[This Article Newly Inserted by Act No. 5564, Sep. 17, 1998; Act No. 7916, Mar. 24, 2006]

Article 38 (Compensation for Damages)
In case where a correction measure has been taken under Article 37 (1), a person who is damaged by the prohibited act may claim for compensation against the telecommunications business operator who conducted the prohibited act, and the relevant telecommunications business operator may not shirk liability unless he can prove that there was no malicious intention or negligence.
[This Article Newly Inserted by Act No. 5220, Dec. 30, 1996]
Article 38-2 (Quality Improvement of Telecommunications Services)
(1) A telecommunications business operator shall endeavor to make a quality improvement of the telecommunications services he provides.
(2) The Minister of Information and Communication shall devise the required policy measures, such as an evaluation of quality of the telecommunications services, in order to improve a quality of telecommunications services and to enhance the conveniences of users.
(3) The Minister of Information and Communication may order the telecommunications business operator to furnish data necessary for an evaluation of quality of the telecommunications services, etc. under paragraph (2).
[This Article Newly Inserted by Act No. 6230, Jan. 28, 2000]
Article 38-3 (Prior Selection Systems)
(1) The Minister of Information and Communication shall perform the systems in which the users may select in advance the telecommunications business operator from whom they desire to receive the telecommunications service (hereinafter referred to as the “prior selection systems”). In this case, the telecommunications service shall refer to the telecommunications service as determined by the Ordinance of the Ministry of Information and Communication from among the same telecommunications service provided by the plural number of telecommunications business operators.
(2) The telecommunications business operator shall not force the users to select in advance a specified telecommunications business operator, or commit the acts to recommend or induce by unlawful means.
(3) The Minister of Information and Communication may, for the purpose of performing the prior selection systems efficiently and neutrally, designate the specialized institutes performing the registration or alteration affairs of the prior selection (hereinafter referred to as the “prior selection registration center”).
(4) The Minister of Information and Communication shall determine and publicly notify the matters necessary for performing the prior selection systems and for the designation of the prior selection registration center and the method of dealing with its affairs, etc., by going through the deliberation of the Korea Communications Commission.
[This Article Newly Inserted by Act No. 6346, Jan. 8, 2001]
Article 38-4 (Mobility of Numbers)
(1) The Minister of Information and Communication may, in order that the users are able to maintain their previous telecommunications numbers despite of the changes of the telecommunications business operators, etc., devise and perform the plans for mobility of telecommunications numbers (hereafter in this Article, referred to as the “plans for mobility of numbers”).
(2) The plans for mobility of numbers shall contain the contents falling under any of the following subparagraphs:
1.Kinds of services subject to the mobility of telecommunications numbers;
2.Time for introduction by service subject to the mobility of telecommunications numbers; and
3.Matters on sharing the expenses required for the performance of mobility of telecommunications numbers by telecommunications business operator.
(3) The Minister of Information and Communication may, in order to perform the plans for mobility of numbers, order the relevant telecommunications business operators to take the necessary measures.
(4) The Minister of Information and Communication shall, in case where he devises or alters the plans for mobility of numbers, go in advance through the deliberation of the Korea Communications Commission.
(5) The Minister of Information and Communication may designate an institution specializing in the work of registration and alteration of the mobility of numbers (hereinafter referred to as the “mobility of numbers management institution”) to efficiently and neutrally implement the mobility of numbers of the telecommunications. <Newly Inserted by Act No. 6822, Dec. 26, 2002>
(6) The Minister of Information and Communication shall prescribe and publish necessary matters concerning the implementation of the mobility of numbers of the telecommunications, the designation of any mobility of numbers management institution and its work, etc.

after going through deliberation thereon of the Korea Communications Commission. <Newly Inserted by Act No. 6822, Dec. 26, 2002>
[This Article Newly Inserted by Act No. 6346, Jan. 8, 2001]
Article 38-5 (Restrictions, etc. on Mutual Possession of Stocks)
(1) Where a key communications business operator falling under Article 34 (3) 1 or 2 (including the specially-related persons) possesses in excess of 5/100 of the gross number of voting stocks issued by the mutually different key communications business operators, shall not be allowed to exercise any voting rights with regard to the stocks in excess of the relevant ceiling.
(2) Provisions of paragraph (1) shall not apply to the relation of possessions between a key communications business operator falling under Article 34 (3) 1 or 2 and the key communications business operator established by the said key communications business operator by becoming the largest stockholder.
[This Article Newly Inserted by Act No. 7165, Feb. 9, 2004]
Article 38-6 (Provision of Number Guidance Service)
(1) The telecommunications business operator shall provide an information service of guiding the general public to the telecommunications numbers of the users by means of voice, booklets or Internet, etc. (hereinafter referred to as the “number guidance service”) by obtaining a consent of the users: Provided, That the same shall not apply to the minor business determined and publicly announced by the Minister of Information and Communication by taking account of the numbers of the users and the turnovers, etc.
(2) If necessary for the protection of private personal information, the Minister of Information and Communication may restrict provision of the number guidance service as referred to in paragraph (1). <Newly inserted by Act No. 8198, Jan. 3, 2007>
(3) Matters necessary for the provision of the number guidance service as referred to in paragraph (1) may be stipulated by the Ordinance of the Ministry of Information and Communication. <Amended by Act No. 8198, Jan. 3, 2007>
[This Article Newly Inserted by Act No. 7165, Feb. 9, 2004]
     CHAPTER V INSTALLATION AND PRESERVATION OF TELECOMUNICATIONS FACILITIES
Article 39 (Use of Land, etc.)
(1) A key communications business operator may, when necessary for the installation of line tracks, aerial lines and the appurtenant facilities to be available for telecommunications service (hereinafter referred to as the “line tracks, etc.”), make use of others’ land, or buildings and structures appurtenant thereto, and surface and bottom of the water (hereinafter referred to as the “land, etc.”). In this case, a key communications business operator shall make a consultation with owners or possessors of the relevant land, etc. in advance.
(2) Where a consultation under paragraph (1) is not or may not be made, a key communications business operator may use the land,

etc. owned by others, pursuant to the “Act on the Acquisition of Land, etc. for Public Works and the Compensation therefor”. <Amended by Act No. 6656, Feb. 4, 2002; Act No. 8198, Jan. 3, 2007>
(3) Deleted. <by Act No. 5986, May 24, 1999>
Article 40 (Temporary Use of Land, etc.)
(1) A key communications business operator may, when necessary for the measurement of line tracks, etc. and the installation or preservation works of the telecommunications facilities, temporarily use the private, national or public telecommunications facilities, and the land, etc., within the limit of not substantially impeding a current use.
(2) A key communications business operator shall, when intending to temporarily use the private, national or public property under paragraph (1), notify the possessors, in advance, of the purposes and period of such use: Provided, That in case where it is difficult to make a prior notification, a prompt notification shall be made during or after its use, and in case where such notification may not be made due to an obscurity of address and whereabout of possessors, a public notice thereof shall be made.
(3) The temporary period of use of the land, etc. under paragraph (1) shall not exceed six months.
(4) A person who temporarily uses the private, national or public telecommuication facilities or the land, etc. under paragraph (1) shall carry the certificate indicating the authority, and present it to the persons related.

Article 41 (Entry to Land, etc.)
(1) A key communications business operator may enter others’ land, etc., when necessary for a measurement, examination, etc., for the installation and preservation of his telecommunications facilities: Provided, That in case where the place intended for such entry is a residential building, a consent from residents shall be obtained.
(2) The provisions of Article 40 (2) and (4) shall be applied mutatis mutandis to the entry into the private, national or public land, etc., by those engaged in a measurement or examination, etc. under paragraph (1).
Article 42 (Request for Elimination of Obstacles, etc.)
(1) A key communications business operator may request the owners or possessors of gas pipes, water pipes, drain pipes, electric lamp lines, electricity lines or private telecommunications facilities, which impede or are likely to impede the installation of line tracks, etc. or telecommunications facilities themselves (hereinafter referred to as the “obstacles, etc.”), for the removal, remodeling, repair and other measures with respect to the relevant obstacles, etc.
(2) A key communications business operator may request the owners or possessors to remove the plants, when they may impede or are likely to impede the installation or maintenance of line tracks, etc. or telecommunications themselves.
(3) A key communications business operator may, when the owners or possessors of the plants do not comply with the request under paragraph (2) or there exist any other unavoidable reasons, fell or transplant the relevant plants by obtaining permission from the

Minister of Information and Communication. In this case, a prompt notification shall be made to the owners or possessors of the relevant plants. <Amended by Act No. 5220, Dec. 30, 1996>
(4) The owners or possessors of the obstacles, etc., which impede or are likely to impede the telecommunications facilities of a key communications business operator, shall make a consultation in advance with the key communications business operator, when they are in need of a new construction, enlargement, improvement, removal or alteration of the relevant obstacles, etc.
Article 43 Deleted. <by Act No. 8425, May 11, 2007>
Article 44 (Obligation for Restoration to Original State)
A key communications business operator shall restore the relevant land, etc. to its original state, when a use of the land, etc. under Articles 39 and 40 is finished or a need of providing the land, etc. for telecommunications service is gone, and in case where a restoration to the original state becomes impossible, make a proper compensation for damages suffered by the owners or possessors.
Article 45 (Compensation for Damages)
A key communications business operator shall, in case of incurring damages on others in case of Article 40 (1), 41 (1) or 42, make a proper compensation to the suffered person.
Article 46 Deleted. <by Act No. 8425, May 11, 2007>

Article 47 (Procedures for Compensation for Damages on Land, etc.)
(1) A consultation with the suffered party shall be made, in case where a compensation under Article 44 or 45 is made due to a use of or an entry into the land, etc., a removal of the obstacles, etc., or an impossibility of restoration to the original state under Article 40 (1), 41 (1), 42 or 44.
(2) When a consultation under paragraph (1) is not made or unable to be made, an application for arbitration shall be filed with the competent Land Expropriation Commission under the “Act on the Acquisition of Land, etc. for Public Works and the Compensation therefor”. <Amended by Act No. 6656, Feb. 4, 2002; Act No. 8198, Jan. 3, 2007>
(3) Except for those as otherwise prescribed by this Act, the provisions of the “Act on the Acquisition of Land, etc. for Public Works and the Compensation therefor” shall be applied mutatis mutandis to the criteria, methods and procedures regarding a compensation for damages, etc. to the land, etc. under paragraph (1), and an application for adjudications under paragraph (2). <Amended by Act No. 6656, Feb. 4, 2002; Act No. 8198, Jan. 3, 2007>
Articles 48 and 49
Deleted. <by Act No. 5986, May 24, 1999>

Article 50 (Protection of Telecommunications Facilities)
(1) No person shall destruct the telecommunications facilities, and obstruct the flow of telecommunications by impeding the function of telecommunications facilities by means of having other objects contact them or by any other devices.
(2) No person shall stain the telecommunications facilities or damage the measurement marks of the telecommunications facilities by means of throwing objects to the telecommunications facilities or fastening an animal, vessel or a log raft thereto.
(3) If necessary to protect the communications cables and their accessories installed underwater (the “Underwater Cables”), the key communications business operator may file an application with the Minister of Information and Communication for designation of a boundary area for the Underwater Cables. <Newly inserted by Act No. 8425, May 11, 2007>
(4) Upon receiving such application under paragraph (3), the Minister of Information and Communication may review the necessity for such designation, and designate and announce a boundary area for the Underwater Cables upon consultation with the heads of the relevant central administrative agencies. <Newly inserted by Act No. 8425, May 11, 2007>
(5) Matters on application for designation of a boundary area for the Underwater Cables, methods and procedures of designation and announcement, and methods of indicating the boundary area shall be determined by the Ordinance of the Ministry of Information and Communication. <Newly inserted by Act No. 8425, May 11, 2007>

Article 51 (Moving of Facilities, etc.)
(1) The owners or possessors of the land, etc. may, in case where the telecommunications facilities of a key communications business operator have become an obstacle to a use of the land, etc. due to changes in the purpose of use or in the methods of using the land, etc. where such facilities are located, or the land adjacent to it, request a key communications business operator to move the telecommunications facilities, and take other measures necessary for removing the obstacles.
(2) A key communications business operator shall, upon receipt of a request under paragraph (1), take necessary measures, except for the cases where such measures are difficult to be taken for a business performance or technologies.
(3) Expenses necessary for the measures under paragraph (2) shall be borne by the person responsible for the cause of moving the facilities and removing the obstacles that arose after such facilities were installed: Provided, That if the person who bears such expenses is the owner or occupier of the same land and falls under any of the following subparagraphs, the key communications business operator may reduce or exempt such expenses, taking into consideration the amount of compensation at the time of installation of such facilities and the duration of facilities. <Amended by Act No. 8425, May 11, 2007>
1. Where the key communications business operator establishes and implements a plan to move the relevant telecommunications facilities or remove other obstacles;
2. Where the move of the relevant telecommunications facilities or removal or other obstacles benefits other telecommunications facilities;
3. Where the state or a local government requests the telecommunications facilities to be moved or other obstacles to be removed; and

4. Where telecommunications facilities installed within private land significantly interfere with the use of the land and are therefore moved.
Article 52 (Cooperation of Other Organizations, etc.)
A key communications business operator may ask the related public agencies for a cooperation, in case where the operation of vehicles, vessels, airplanes and other carriers for the installation and preservation of his telecommunications facilities is necessary. In this case, the public agency in receipt of a request for cooperation shall comply with it, unless there exist any justifiable reasons.
     CHAPTER VI SUPPLEMENTARY PROVISIONS
Article 53 Deleted. <by Act No. 8289, Jan. 26, 2007>
Article 53-2 Deleted. <by Act No. 8289, Jan. 26, 2007>
Article 54 (Protection of Communication Secrecy)
(1) No person shall infringe on or divulge the secrecy of communication dealt with by telecommunications business operator.

(2) A person who is or has been engaged in the telecommunications service shall not divulge others’ secrecy obtained with respect to communication while in office.
(3) A telecommunications business operator may comply with a request for the inspection or submission of information falling under each of the following subparagraphs (hereinafter referred to as the “supply of communication data”) from a court, a prosecutor, the head of an investigation (including investigations of any violation of paragraphs 1, 4, and 5 of Article 11-2 of the Punishment of Tax Evaders Act using telephone and the Internet) agency (including the head of any military investigation agency. the commissioner of the Nation Tax Service and the commissioners of regional Tax Offices; hereinafter the same shall apply) or the head of an intelligence and investigation agency, who intends to collect information or intelligence for the purpose of prevention of any threat to a trial, an investigation (including investigations of any violation of paragraphs 1, 4, and 5 of Article 11-2 of the Punishment of Tax Evaders Act using telephone and the Internet), the execution of a sentence or the national security: <Amended by Act No. 6822, Dec. 26, 2002; Act No. 8198, Jan. 3, 2007>
1.Names of users;
2.Resident registration numbers of users;
3.Addresses of users;
4.Phone numbers of users;
5.IDs (referring to the identification codes of users that are used to identify the rightful users of computer systems or communications networks); and
6.Dates on which users subscribe or terminate their subscriptions.

(4) The request for supply of communication data under paragraph (3) shall be made in writing (hereinafter referred to as a “written request for data supply”), which states a reason for such request, relation with the relevant user and the scope of necessary data: Provided, That where an urgent reason exists that makes a request in writing impossible, such request may be made without resorting to writing, and when such reason disappears, a written request for data supply shall be promptly filed with the telecommunications business operator. <Newly Inserted by Act No. 6230, Jan. 28, 2000>
(5) A telecommunications business operator shall, where he has supplied the communication data pursuant to the procedures of paragraphs (3) and (4), keep the ledgers as prescribed by the Ordinance of the Ministry of Information and Communication, which contain necessary matters such as the facts of supplies of communication data, and the related data such as the written requests for data supply, etc. <Newly Inserted by Act No. 6230, Jan. 28, 2000>
(6) A telecommunications business operator shall report, to the Minister of Information and Communication, twice a year the current status, etc. of supplying the communication data, in accordance with the methods prescribed by the Presidential Decree, and the Minister of Information and Communication may check whether the content of a report made by a telecommunications business operator is authentic and the management status of related data under paragraph (5). <Amended by Act No. 6230, Jan. 28, 2000; Act No. 8425, May 11, 2007>
(7) A telecommunications business operator shall, in accordance with the methods prescribed by the Ordinance of the Ministry of Information and Communication, notify the contents entered in the ledgers under paragraph (5) to the head of a central administrative agency whereto a person requesting supply of communications data under paragraph (3) belongs: Provided, That in the event that a person who asks for providing the communications data is a court, the relevant telecommunications business operator shall notify the Minister of the Court Administration thereof. <Newly Inserted by Act No. 6230, Jan. 28, 2000; Act No. 6822, Dec. 26, 2002; Act No. 8425, May 11, 2007>
(8) A telecommunications business operator shall establish and operate a setup in full charge of the affairs related to the users’ communication secrets; and the matters concerning the function and composition, etc. of the relevant setup shall be prescribed by the Ordinance of the Ministry of Information and Communication. <Newly Inserted by Act No. 6230, Jan. 28, 2000>
(9) Matters necessary for the scope of persons holding the decisive power on the written requests filed with the telecommunications business operators under paragraph (4) shall be prescribed by the Ordinance of the Ministry of Information and Communication. <Newly Inserted by Act No. 6230, Jan. 28, 2000>
Article 54-2 (Notice of Transmitter’s Telephone Number)
(1) The telecommunications business operator may, upon request from the recipient, notify him of the transmitter’s telephone number: Provided, that this shall not apply where the transmitter expresses his refusal of the transmission of his telephone number. <Amended by Act No. 8324, Mar. 29, 2007>
(2) Notwithstanding paragraph (1), the telecommunications business operator may disclose to the recipient the transmitter’s telephone number, etc. to protect the recipient from verbal abuse, threat, or harassment over telecommunication, in case where the recipient makes a request according to the requirements and procedure prescribed by the Ordinance of the Ministry of Information and Communication for purposes of national security, crime prevention, and disaster relief and in case where the Ordinance of the Ministry of Information and Communication requires the disclosure with respect to special number telephone services, for purposes of national security, crime prevention, and disaster relief. <Amended by Act No. 8324, May. 11, 2007>
(3) No person may, in making a telephone call, alter or fraudulently display the caller’s telephone number to reap proprietary gain by fraud or to verbally abuse, threaten, harass, or inflict other harm on another person. <Newly inserted by Act No. 8324. Mar. 29, 2007>
(4) No person may for profits provide services that enable alteration or fraudulent display of the caller’s telephone number, unless there is justifiable grounds such as for public interest or to provide convenience to the recipient. <Newly inserted by Act No. 8324, Mar. 29, 2007>
[This Article Newly Inserted by Act No. 6346, Jan. 8, 2001]
Article 55 (Restriction and Suspension of Business)
The Minister of Information and Communication may order the telecommunications business operators to restrict or suspend the whole or part of telecommunications service under the conditions as prescribed by the Presidential Decree, when there occurs or is likely to occur a national emergency of war, incident, natural calamity, or that corresponding to them, or when other unavoidable causes exist, and when necessary for securing important communications. <Amended by Act No. 5220, Dec. 30, 1996>
Article 56
Deleted. <by Act No. 5220, Dec. 30, 1996>

Articles 57 and 58
Deleted. <by Act No. 5986, May 24, 1999>
Article 59 (Approval for International Telecommunications Services)
(1) When there exist special provisions in the treaties or agreements on international telecommunications business joined by the Government, those provisions shall govern.
(2) A telecommunications business operator shall, where he intends to conclude an agreement or a contract with a foreign government or a foreigner with respect to the adjustments of fees following the handling of international telecommunications services (excluding the case of a value-added communications business operator) and other international telecommunications business as prescribed by the Presidential Decree, obtain approval from the Minister of Information and Communication by meeting the requirements as prescribed by the Presidential Decree. The same shall apply to the case where he intends to alter or abolish such agreement or contract. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 5986, May 24, 1999; Act No. 6230, Jan. 28, 2000; Act No. 8425, May 11, 2007>
(3) Standards for approving an agreement or a contract with respect to fees on the handling of international telecommunications services shall be determined and publicly announced by the Minister of Information and Communication. <Newly Inserted by Act No. 6230, Jan. 28, 2000>
Article 59-2 (Transboundary Provision of Key Telecommunications Services)
(1) A person, who intends to provide key telecommunications service from abroad into the homeland without establishing a domestic business place (hereinafter referred to as the

“transboundary provision of key telecommunications services”), shall conclude a contract on transboundary provision of key telecommunications services with a domestic key communications business operator or a specific communications business operator who provides the same key telecommunications service.
(2) The provisions of Articles 29, 30, 33 through 33-3, 36-3 through 37, 38, 53 through 55, 62 and 65 shall apply mutatis mutandis to the provision of services as determined in a contract by a key communications business operator or a specific communications business operator who has concluded the contract under paragraph (1). <Amended by Act No. 5564, Sep. 17, 1998; Act No. 5986, May 24, 1999>
(3) Where a person, who intends to provide a transboundary key telecommunications service under paragraph (1), or a key communications business operator or a specific communications business operator, who has concluded a contract with him, violates the relevant provisions which applies mutatis mutandis under paragraph (2), the Minister of Information and Communication may cancel approval under Article 59 (2), or issue an order to suspend a transboundary provision of the whole or part of key telecommunications services as determined in the relevant contract, with fixing a period of not more than one year.
(4) Criteria and procedures for dispositions under paragraph (3) and other necessary matters shall be determined by the Ordinance of the Ministry of Information and Communication.
[This Article Newly Inserted by Act No. 5385, Aug. 28, 1997]
Article 60
Deleted. <by Act No. 5220, Dec. 30, 1996>

Article 61
Deleted. <by Act No. 6822, Dec. 26, 2002>
Article 62 (Report, etc. on Statistics)
(1) A telecommunications business operator shall report the statistics on a provision of telecommunications service as prescribed by the Ordinance of the Ministry of Information and Communication, such as a current status of facilities by telecommunications service, subscription record, current status of users, and the data related to telephone traffic required for the imposition and collection of fees, to the Minister of Information and Communication under the conditions as determined by the Ordinance of the Ministry of Information and Communication, and keep the related data available. <Amended by Act No. 5220, Dec. 30, 1996>
(2) A key communications business operator and stockholders thereof, or the specific communications business operator and stockholders thereof shall submit the related data necessary for a verification of the facts of Article 6, pursuant to the provisions of the Ordinance of the Ministry of Information and Communication. <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997; Act No. 5986, May 24, 1999; Act No. 7165, Feb. 9, 2004>
(3) The Minister of Information and Communication may, in order to verify the facts under paragraph (2), or to examine the genuineness of the data submitted, request the administrative agencies and other related agencies to examine the data submitted or to submit the related data. In this case, the agencies in receipt of such request shall accede thereto unless there exist any justifiable reasons. <Amended by Act No. 5220, Dec. 30, 1996>

Article 63 (Hearing)
The Minister of Information and Communication shall, in case where he intends to make a disposition falling under any of the following subparagraphs, hold a hearing:
1.Cancellation of license for a key communications business operator under Article 15 (1);
2.Cancellation of registration of a specific communications business or closedown of a value-added communications business under Article 28 (1) and (2); and
3.Cancellation of approval under Article 59-2 (3).
[This Article Wholly Amended by Act No. 5385, Aug. 28, 1997]
Article 64 (Imposition, etc. of Penalty Surcharge)
(1) The Minister of Information and Communication may impose a penalty surcharge equivalent to the amount of not more than 3/100 of the sales amount that is calculated under the conditions as prescribed by the Presidential Decree in lieu of the relevant business suspension, in case where he has to order a business suspension to a telecommunications business operator who falls under subparagraphs of Article 15 (1) or subparagraphs of Article 28 (1) and (2), or a suspension of relevant business is likely to cause substantial inconveniences to the users, etc. of relevant business or to harm other public interests. If the telecommunications business operator refuses to submit the data used for calculation of the sales amount or submits fraudulent information, the amount of sales may be estimated based on the financial statements, accounting documents, number of subscribers, usage fee and business operation status of the relevant telecommunications business operator or those who provide similar services in the same industry: Provided, that in the event that the sales amount is nonexistent or difficult to calculate the sales amount, as prescribed by the Presidential Decree, the Minister of Information and Communication may impose a penalty surcharge not exceeding 1 billion Won. <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997; Act No. 5564, Sep. 17, 1998; Act No. 6822, Dec. 26, 2002; Act No. 8198, Jan. 3, 2007>
(2) Specific standards on the imposition of penalty surcharge under paragraph (1) shall be determined by the Presidential Decree. <Amended by Act No. 8198, Jan. 3, 2007; Act No. 8324, Mar. 29, 2007>
(3) The provisions of Article 37-2 (4) through (6) shall apply mutatis mutandis to the penalty surcharge under paragraph (1). <Amended by Act No. 5564, Sep. 17, 1998; Act No. 6230, Jan. 28, 2000; Act No. 8198, Jan. 3, 2007; Act No. 8324, Mar. 29, 2007>
(4) Deleted. <by Act No. 5385, Aug. 28, 1997>
Article 64-2 (Extension of Time Limit of Payment of Penalty Surcharge and Payment in Installments)
(1) Where a penalty surcharge to be paid by a telecommunications business operator exceeds the amount as prescribed by the Presidential Decree, and where deemed that a person liable for a payment of penalty surcharge finds it difficult to pay it in a lump sum due to the reasons falling under any of the following subparagraphs, the Minister of Information and Communication, pursuant to Article 64, and the Korean Communications Commission, pursuant to Article 37-2, may either extend the time limit of payment, or have him pay it in installments. In this case, the Minister may, if deemed necessary, have him put up a security therefor: <Amended by Act No.

8198, Jan. 3, 2007>
1.Where he suffers a severe loss of property due to natural disasters or fire;
2.Where his business faces a serious crisis due to an aggravation of his business environments; and
3.Where it is expected that he will be in great financial difficulty if he pays the penalty surcharge in a lump sum.
(2) Matters necessary for an extension of the deadline for payment of a penalty surcharge, the payment in installments and the laying of a security shall be prescribed by the Presidential Decree.
[This Article Newly Inserted by Act No. 5564, Sep. 17, 1998]
Article 65 (Correction Orders, etc.)
(1) The Minister of Information and Communication shall issue correction orders in case where a telecommunications business operator falls under any of the following subparagraphs: <Amended by Act No. 4441, Dec. 14, 1991; Act No. 5220, Dec. 30, 1996; Act No. 5835, Feb. 8, 1999; Act No. 6360, Jan. 16, 2001; Act No. 8198, Jan. 3, 2007>
1.Where he violates this Act, the “Framework Act on Telecommunications”, the “Radio Waves Act”, the “Act on Promotion of Information and Communications Network Utilization and Information Protection, etc.”, the “Framework Act on Informatization Promotion”, or the orders issued under these Acts;
2.Where the procedures for business performances of telecommunications business operator are deemed to inflict significant harms on the users’ interests; and
3.Where he fails to take swift measures necessary for removing obstructions such as repairs, etc. when impediments have occurred to the supply of telecommunications services.
(2) The Minister of Information and Communication may order a telecommunications business operator to conduct the matters of the following subparagraphs, when necessary for development of telecommunications: <Amended by Act No. 5220, Dec. 30, 1996>
1.Integrated operation and management of telecommunications facilities, etc.;
2.Expansion of communications facilities for the enhancement of social welfare;
3.Construction and management of communications networks for important communications to achieve efficient performance of State’s functions; and
4.Other matters as prescribed by the Presidential Decree.
(3) The Minister of Information and Communication may order the persons falling under any of the following subparagraphs to take measures, such as the suspension of acts to provide telecommunications service or the removal of telecommunications facilities, etc.: <Newly Inserted by Act No. 6346, Jan. 8, 2001>
1.Persons who operate a key communications business without obtaining a permit under Article 5 (1);
2.Persons who operate a specific communications business without making a registration under Article 19 (1); and

3.Persons who operate a value-added communications business without making a report under Article 21 (1).
Articles 66 and 67
Deleted. <by Act No. 5220, Dec. 30, 1996>
Article 68 (Delegation and Entrustment of Authority)
(1) The authority of the Minister of Information and Communication under this Act may be delegated in part to the Commissioner of Communications Office, under the conditions as prescribed by the Presidential Decree. <Amended by Act No. 5220, Dec. 30, 1996>
(2) The Minister of Information and Communication may entrust a part of affairs related to reports under Article 21(1) to a telecommunications business operator or to the Korea Information Communication Promotion Association under the “Act on Promotion of Information and Communications Network Utilization and Information Protection, etc.”, under the conditions as prescribed by the Presidential Decree. <Amended by Act No. 4439, Dec. 14, 1991; Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 5835, Feb. 8, 1999; Act No. 6360, Jan. 16, 2001;Act No. 8198, Jan. 3, 2007>
     CHAPTER VII PENAL PROVISIONS
Article 69 (Penal Provisions)
A person falling under any of the following subparagraphs shall be punished by imprisonment for not more than five years or by a fine not exceeding 200 million Won: <Amended by Act No. 4903, Jan. 5,

1995; Act No. 5220, Dec. 30, 1996; Act No. 6230, Jan. 28, 2000; Act No. 6822, Dec. 26, 2002>
1.A person who runs a key communications business without obtaining a license under Article 5 (1);
2.A person who obstructs the flow of telecommunications by impeding a function of telecommunications facilities by means of damaging telecommunications facilities, or having the objects contacted thereon and other methods, in violation of Article 50 (1);
3.A person who divulges other’s secrets with respect to communications which have been known to him while in office, in violation of Article 54 (2); and
4.A person who supplies communication data, and person who receives such supply, in violation of Article 54 (3).
Article 70 (Penal Provisions)
A person falling under any of the following subparagraphs shall be punished by imprisonment for not more than three years or by a fine not exceeding 150 million Won: <Amended by Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997; Act No. 6822, Dec. 26, 2002; Act No. 8425, May 11, 2007>
1.A person who refuses a provision of telecommunications service without any justifiable reasons, in violation of Article 3 (1);
2.A person who violates a disposition taken to suspend his business under Article 15 (1);
3.A person who operates a specific communications business without making a registration under Article 19 (1);

4.A person who commits the prohibited acts falling under any of subparagraphs 1 through 3 or subparagraph 4 in Article 36-3 (1)(excluding acts of providing telecommunication services in a manner inconsistent with the standardized use contract);
5.A person who fails to implement an order under Article 37 (2);
6.A person who obstructs the measurement of line tracks, etc. and the installation and preservation activities of telecommunications facilities under Article 40 (1); and
7.A person who encroaches upon or divulges a secret of communications handled by telecommunications business operator, in violation of Article 54 (1).
Article 71 (Penal Provisions)
A person falling under any of the following subparagraphs shall be punished by imprisonment for not more than two years or by a fine not exceeding 100 million Won: <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997; Act No. 5564, Sep. 17, 1998; Act No. 5986, May 24, 1999; Act No. 6822, Dec. 26, 2002; Act No. 8289, Jan. 26, 2007; Act No. 8324, Mar. 29, 2007; Act No. 8425, May 11, 2007>
1.A person who fails to obtain a modified license or to make a report thereon under Article 10;
2.A person who fails to obtain approval under Articles 11 (1) and 34-4 (4);
3.A person who fails to obtain an authorization pursuant to the body of Article 13 (1) or approval under Article 13 (2) or 14 (1);

4. A person who integrated communication networks, appointed officers, engaged in business transfer/merger, performed a facility sale agreement or took follow-up measures relating to incorporation of a company in violation of Article 13(10);
5. A person who violated an order for user protection measures pursuant to Article 14-2;
6. A person who runs the value-added communications business without making a report under Article 21;
7.A person who violates a disposition taken to suspend his business under Article 28 (1);
8.A person who fails to execute the order given to discontinue his business under Article 28 (2);
9.A person who discloses, uses or provides the information, in violation of the text of Article 34-5 (1) or paragraph (2) of the same Article;
10.A person who fails to implement orders under Article 55; and
11.A person who fails to obtain approval, approval for alteration, or approval for abolition, under Article 59 (2).
Article 72 (Penal Provisions)
A person falling under any of the following subparagraphs shall be punished by imprisonment for not more than one year or by a fine not exceeding 50 million Won: <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997; Act No. 5564, Sep. 17, 1998; May 24, 1999; Act No. 6230, Jan. 28, 2000; Act No. 6822, Dec. 26, 2002; Act No. 7165, Feb. 9, 2004; Act

No. 8198, Jan. 3, 2007; Act No. 8425, May 11, 2007>
1.A person who violates the order given under Articles 6-3 (5) or 7 (2) (including a case where the provisions are applied mutatis muandis under Article 4 (4) of the Addenda of the Telecommunications Business Act amended by Act No. 5385) or Article 13(9);
2.A person who fails to file a report pursuant to the proviso of Article 13(1);
3.A person who fails to make a modified registration or a modified report under Article 22;
4.A person who fails to make a report under Article 25;
5.A person who violates a disposition taken to suspend his business under Article 28 (2);
6.A person who provides telecommunications service without making a report or receiving an authorization under Article 29 (1); and
7.A person who intermediates other person’s communication or furnishes for use by other person, by making use of telecommunications services rendered by the telecommunications business operator, in contravention of the provisions of the text of Article 32-2. <The provisions of this subparagraph declared unconstitutional by the Constitutional Court on September 19, 2002 were amended in accordance with the amendment of Article 32-2 made by Act No. 6822 on December 26, 2002>

Article 73 (Penal Provisions)
A person falling under any of the following subparagraphs shall be punished by a fine not exceeding 50 million Won: <Amended by Act No. 5220, Dec. 30, 1996; Act No. 5986, May 24, 1999; Act No. 6822, Dec. 26, 2002; Act No. 7916, Mar. 24, 2006; Act No. 8324, Mar. 29, 2007>
1.A person who violates the provisions of Article 36-4 (1), (2) or (4) through (6);
2.A person who refuses or impedes a temporary use of private telecommunications facilities or lands under Article 40 (1), without justifiable reasons;
3.A person who refuses or impedes an entry to the land, etc. under Article 41 (1), without justifiable reasons;
4.A person who refuses the moving, alteration, repair and other measures on the obstacles, etc. under Article 42 (1), or the request for removal of the plants under Article 42 (2), without justifiable reasons;
5.Deleted; <by Act No. 8425, May 11, 2007>
6. A person who, in making a telephone call, altered or fraudulently displayed the caller’s telephone number to reap proprietary gain through deceiving other person or to verbally abuse, threaten, harass, or otherwise harm another person, in violation of Article 54-2(3); and
7. A person who for profit provides services that enable alteration or fraudulent display of the caller’s telephone number, in violation of Article 54-2(4)

Article 74
Deleted. <by Act No. 6230, Jan. 28, 2000>
Article 75 (Penal Provisions)
A person who stains the telecommunications facilities or damages the measurement marks of the telecommunications facilities, in violation of Article 50 (2) shall be punished by a fine not exceeding one million Won.
[This Article Wholly Amended by Act No. 5220, Dec. 30, 1996]
Article 76 (Attempted Criminal)
An attempted criminal under subparagraphs 2 and 3 of Article 69 and subparagraph 7 of Article 70 shall be punished. <Amended by Act No. 5385, Aug. 28, 1997; Act No. 6822, Dec. 26, 2002>
Article 77 (Joint Penal Provisions)
When a representative of a juristic person or an agent, an employee or any other employed person of the juristic person or individual commits violation under Articles 69 through 73 in connection with the business of such juristic person or individual, then a fine under the related Article shall be imposed on the juristic person or individual, in addition to the punishment of the violator. <Amended by Act No. 6230, Jan. 28, 2000>

Article 78 (Fine for Negligence)
(1) A person who falls under any of the following subparagraphs shall be punished by a fine for negligence not exceeding ten million Won: <Amended by Act No. 4903, Jan. 5, 1995; Act No. 5220, Dec. 30, 1996; Act No. 5385, Aug. 28, 1997; Act No. 5564, Sep. 17, 1998; Act No. 5986, May 24, 1999; Act No. 6230, Jan. 28, 2000; Act No. 6822, Dec. 26, 2002; Act No. 7165, Feb. 9, 2004; Act No. 7916, Mar. 24, 2006; Act No. 8324, Mar. 29, 2007; Act No. 8425, May 11, 2007>
1.A person who fails to make a report as referred to in Article 6-3 (2) or to comply with a request for providing the data or an order to attend as referred to in Article 6-4 (3) or (4);
2. A person who, in violation of Article 14 (1), fails to notify the user at least 60 days prior to the expected date of suspension or discontinuance of key communications business;
3. A person who fails to make a report under Article 27;
4.A person who fails to implement an order for modification in the standardized use contract under Article 30;
5.A person who violates the obligation concerning the protection of users under Article 33 (2);
6.A person who fails to make a public announcement of the technical standards, and the standards for use and provision, or the standards for a creation of fair competitive environments, in violation of Article 34-4 (4);
7.A person who fails to observe the publicly announced matters, in violation of Article 36 (3);
8.A person who fails to adjust the accounting, to submit a business report, or to keep the books or evidential data, in violation of
Article 36-2 (1);

9.A person who fails to implement an order for the submission of related data under Article 36-2 (4);
10.A person who refuses, avoids or obstructs an investigation under Article 36-5 (2);
10-2. A person who refuses, avoids or obstructs an order to submit materials or objects or an order to temporarily keep the materials or objects submitted, as set forth in Article 36-5(5);
11.A person who fails to execute orders given to furnish related data under the provisions of Article 38-2 (3);
12.A person who fails to keep related data or makes false entries in such data, in contravention of the provisions of Article 54 (5);
13.A person who fails to notify the head of central administrative agency, in contravention of the provisions of Article 54 (7);
14.A person who fails to make reports or submit the data under Article 62, or falsely do such acts; and
15.A person who fails to follow correction orders, etc., under Article 65.
(2) The fine for negligence under paragraph (1) shall be imposed and collected by the Minister of Information and Communication, under the conditions as prescribed by the Presidential Decree. <Amended by Act No. 5220, Dec. 30, 1996>
(3) A person who is dissatisfied with the imposition of the fine for negligence under paragraph (2) may make an objection to the Minister of Information and Communication within thirty days from the notification date of such imposition. <Amended by Act No. 5220,

Dec. 30, 1996>
(4) When a person subjected to the imposition of the fine for negligence under paragraph (2) makes an objection under paragraph (3), the Minister of Information and Communication shall notify a competent court of the fact without delay, and the court so notified shall bring the case of fine for negligence to trial under the “Non-Contentious Case Litigation Procedure Act”. <Amended by Act No. 5220, Dec. 30, 1996; Act No. 8198, Jan. 3, 2007>
(5) When neither the objection against nor the payment of the fine for negligence is made within the specified period under paragraph (3), it shall be collected in accordance with examples of disposition for the national taxes in arrears.
          ADDENDA
Article 1 (Enforcement Date)
This Act shall enter into force four months after the date of its promulgation.
Article 2 (Transitional Measures concerning Public Communications Business Operator, etc.)
(1) At the time when this Act enters into force, the Korea Telecommunications Corporation under the Korea Telecommunication Corporation Act (hereinafter referred to as the “Corporation”) shall be deemed to have been designated as the one capable of running a general communications business under Article

5 (1).
(2) Among the persons designated to be able to run public telecommunications business by the Minister of Information and Communication under Article 7 (2) of the former Framework Act on Telecommunications, at the time when this Act enters into force, the one running a general communications business under Article 4 (3) 1 shall be deemed to have been designated as a general communications business operator under Article 5, and the one running specific communications business under Article 4 (3) 2 shall be deemed to have the license of specific communications business operator under Article 16 (1).
(3) At the time when this Act enters into force, the person providing the information communications services on travel information with the leased telecommunications line facilities from among the persons designated to be able to run public telecommunications business by the Minister of Information and Communication under Article 7 (2) of the former Framework Act on Telecommunications, and the person who has made a registration of a business providing the information communications service to the Minister of Information and Communication under the provisions of former Article 73-2 (1), shall be deemed to have registered the value-added communications business under Article 21 (1).
(4) The person falling under paragraphs (1) through (3) shall report the matters as prescribed by the Ordinance of the Ministry of Information and Communication, such as classifications, contents etc., of telecommunications service provided by him, to the Minister of Information and Communication within one month after enforcement of this Act.

Article 3 (Transitional Measures concerning Entrusted Business)
At the time when this Act enters into force, the business entrusted to others under former Article 5 by a public telecommunications business operator with approval from the Minister of Information and Communication shall be deemed to be entrusted by a general communications business operator or a specific communications business operator with approval from the Minister of Information and Communication, under Article 12 (including the case applied mutatis mutandis under Article 20).
Article 4 (Transitional Measures concerning Authorization of Standard Form of Contract for Users, etc.)
At the time when this Act enters into force, the standard form of contract for users authorized under the former Article 9 (2), shall be considered as the standard form of contract for users authorized by the Minister of Information and Communication under Article 29 (1) until three months after the enforcement of this Act.
Article 5 (Transitional Measures concerning Disposition, etc.)
Where the approval, license, disposition, orders and applications, etc. have been executed under the former provisions at the time when this Act enters into force, except for the cases under Articles 2 and 3 of Addenda, and where there exist the provisons which correspond thereto in this Act, such shall be deemed to have been executed under this Act.
Article 6 (Special Case on Ownership Limitation of Stocks, etc.)
(1) Notwithstanding the provisions of Article 6 (1) 4, the Corporation may, within the limit of par value of stocks issued by other general communications business operator which have been owned by the Corporation at the time when this Act enters into force, possess the relevant stocks up to two years after the enforcement of this Act. In this case, the Corporation shall submit the plans for disposal of the relevant stocks such as a donation to the State, to the Minister of Information and Communication within six months after enforcement of this Act, and take measures so as to have them in conformity with Article 6 (1) 4 according to the said plans.
(2) Notwithstanding the provisions of Article 6 (1) 6, the facilities manufacturer may possess the stocks issued by other general communications business operator within the limit of par value of stocks which have been owned by him at the time when this Act enters into force: Provided, That additional investments shall not be made until the ownership ratio of stocks with voting rights comes to fall short of the ownership limitation ratio under Article 6 (1) 6.
(3) Notwithstanding the provisions of Article 18 (1) 5, the Corporation may, up to two years after enforcement of this Act, possess in excess of 10/100 of the stocks with voting rights, issued by a specific communications business operator who mainly provides telecommunications service based upon a wireless mode with technical limits: Provided, That when two years have passed after an enforcement of this Act, it shall not possess them in excess of 1/3.
(4) Notwithstanding the provisions of Article 18 (1) 5, the Corporation may possess in excess of 10/100 of the stocks with voting rights issued by a specific communications business operator whose main business areas are harbor districts.
Article 7
Deleted. <by Act No. 4903, Jan. 5, 1995>

Article 8 (Amendment of Other Acts, etc.)
(1) through (8) Omitted.
(9) At the time when this Act enters into force, where other Acts cite former provisions of the Public Telecommunication Service Act, and where there exist provisions corresponding thereto in this Act, it shall be considered to have cited the corresponding provisions in this Act in lieu of the former provisions.
          ADDENDA <Act No. 4439, Dec. 14, 1991>
Article 1 (Enforcement Date)
This Act shall enter into force on the date of its promulgation.
Articles 2 through 4
Omitted.
          ADDENDA <Act No. 4441, Dec. 14, 1991>
Article 1 (Enforcement Date)
This Act shall enter into force on July 1, 1992. (Proviso Omitted.)
Articles 2 and 3
Omitted.

          ADDENDA <Act No. 4861, Jan. 5, 1995>
Article 1 (Enforcement Date)
This Act shall enter into force three months after the date of its promulgation.
Articles 2 through 5
Omitted.
          ADDENDA <Act No. 4903, Jan. 5, 1995>
Article 1 (Enforcement Date)
This Act shall enter into force three months after the date of its promulgation.
Article 2 (Transitional Measures concerning License for Key Communications Business Operator, etc.)
(1) At the time when this Act enters into force, a general communications business operator and a specific communications business operator under the former provisions shall be deemed to have been licensed for a key communications business operator under the amended provisions of Article 5.

(2) At the time when this Act enters into force, the value-added communications business operator under the former provisions shall be deemed to have made the report of a value-added communications business operator under the amended provisions of Article 21.
Article 3 (Special Case on Ownership Limitation of Stocks, etc.)
(1) At the time when this Act enters into force, the stocks issued by other key communications business operator which have been possessed by the Corporation under the Korea Telecommunication Corporation Act, shall be deemed to have been approved under the amended provision of proviso of subparagraph 4 of Article 6.
(2) The amended provisions of subparagraph 5 of Article 6 shall not be applied mutatis mutandis to the case where the Corporation possesses the stocks of Korea Port Telephone Company.
Article 4 (Transitional Measures concerning Application of Penal Provisions)
In the application of penal provisions to the activities prior to the enforcement of this Act, the former provisions shall govern.
Article 5 (Relations with Other Acts and Subordinate Statutes)
At the time when this Act enters into force, where a general communications business operator or a specific communications business operator is cited by other Acts and subordinate statutes, it shall be deemed to have cited a key communication business operator.

          ADDENDA <Act No. 5220, Dec. 30, 1996>
(1) (Enforcement Date) This Act shall enter into force one month after the date of its promulgation.
(2) (Transitional Measures concerning Standard Form of Contract for Users) The standard form of contract for users which has been authorized or reported under the previous provisions at the time when this Act enters into force, shall be deemed to have been authorized or reported under the amended provisions of Article 29.
          ADDENDA <Act No. 5385, Aug. 28, 1997>
Article 1 (Enforcement Date)
This Act shall enter into force on January 1, 1998.
Article 2 (Valid Term)
The amended provisions of subparagraph 6 (c) and (d) of Article 6 shall continue to be valid until December 31, 1998.
Article 3 (Special Cases concerning Application of Disqualifications for License of Key Communications Business)
(1) Notwithstanding the amended provisions of subparagraph 3 of Article 6, a juristic person in which those who fall under subparagraphs 3 (a) through (c) of Article 6 (hereinafter referred to as the “foreigners, etc.”) are major stockholders, shall not obtain a license for a key communications business until December 31, 1998.

(2) Deleted. <by Act No. 5986, May 24, 1999>
Article 4 (Special Cases concerning Acquisition of Stocks)
(1) The foreign government or foreigners (where two or more foreign governments or foreigners have agreed to exercise voting rights jointly, including the foreign governments or foreigners who have made such an agreement) may not become the major stockholders of the corporation which has succeeded by a universe title the property and the rights and obligations of the Korea Telecommunications Corporation under Article 3 (1) of the Addenda of the Act No. 5387: the abrogated Act of the Korea Telecommunications Corporation Act: Provided, That the same shall not apply to the case where the stocks falling short of 5/100 are possessed. <Amended by Act No. 5564, Sep. 17, 1998; Act No. 6346, Jan. 8, 2001; Act No. 6822, Dec. 26, 2002; Act No. 7165, Feb. 9, 2004>
(2) Deleted. <by Act No. 6346, Jan. 8, 2001>
(3) Deleted. <by Act No. 6822, Dec. 26, 2002>
(4) The provisions of Articles 7 and 7-2 shall apply mutatis mutandis to a violation of paragraph (1). <Amended by Act No. 7165, Feb. 9, 2004>
Article 5 (Transitional Measures on Appointment of Part-time Directors)
A nationwide telephone service provider shall appoint a majority of directors as part-time members at a general meeting of stockholders convened for the first time after the entry into force of this Act.

Article 6 (Special Cases on Application of Disqualifications for Specific Communications Business Operators)
(1) No juristic person falling under any of the following subparagraphs shall, notwithstanding the amended provisions of Article 24, become a specific communications business operator who provides a telephone service by connecting to telecommunications networks:
1.Deleted; and <by Act No. 5564, Sep. 17, 1998>
2.Juristic person in which the stocks owned by the foreigners, etc. exceed 49/100 of the total issued stocks until December 31, 2000.
(2) The provisions of Article 7 shall apply mutatis mutandis to a violation of paragraph (1).
Article 7 (Special Cases on Transboundary Provision of Key Telecommunications Services)
A person who intends to provide a telephone service which connects to the telecommunications networks, from among the business falling under Article 4 (3) 1 by a transboundary provision of key telecommunications services, shall establish within the country a juristic person which operates a specific communications business not later than December 31, 2000, and provide the relevant services through the said juristic person.

Article 8
Omitted.
          ADDENDUM <Act No. 5564, Sep. 17, 1998>
This Act shall enter into force on January 1, 1999: Provided, That the amended provisions of Article 5-2, subparagraphs 4 and 5 of Article 6, Articles 9 (3), 12, and 16, and the amended provisions of Articles 4 (1) and 6 (1) 1 of the Addenda of the amendments of the Act No. 5385, Telecommunications Business Act, shall enter into force on the date of its promulgation.
          ADDENDA <Act No. 5835, Feb. 8, 1999>
Article 1 (Enforcement Date)
This Act shall enter into force on July 1, 1999. (Proviso Omitted.)
Articles 2 through 4
Omitted.
          ADDENDA <Act No. 5986, May 24, 1999>
(1) (Enforcement Date) This Act shall enter into force on July 1, 1999.
(2) Omitted.

ADDENDA <Act No. 6230, Jan. 28, 2000>
(1) (Enforcement Date) This Act shall enter into force on April 1, 2000.
(2) (Application Example of Application Exclusion of Monopoly Regulation and Fair Trade Act) The amended provisions of Article 37-3 shall apply starting with any act first performed by the telecommunications business operator in accordance with each subparagraph of Article 36-3 (1) after the enforcement of this Act.
(3) (Transitional Measures concerning Penal Provisions) The application of the penal provisions to any act committed prior to the enforcement of this Act shall be governed by the previous provisions.
ADDENDA <Act No. 6346, Jan. 8, 2001>
(1) (Enforcement Date) This Act shall enter into force three months after the date of its promulgation: Provided, That the amendments to Article 38-4 shall enter into force on the date of its promulgation, and the amendments to Article 54-2 two months after the date of its promulgation.
(2) Omitted.

          ADDENDA <Act No. 6360, Jan. 16, 2001>
Article 1 (Enforcement Date)
This Act shall enter into force on July 1, 2001.
Articles 2 through 6
Omitted.
          ADDENDA <Act No. 6602, Jan. 14, 2002>
(1) (Enforcement Date) This Act shall enter into force on July 1, 2002.
(2) and (3) Omitted.
          ADDENDA <Act No. 6656, Feb. 4, 2002>
Article 1 (Enforcement Date)
This Act shall enter into force on January 1, 2003.
Articles 2 through 12
Omitted.
          ADDENDA <Act No. 6822, Dec. 26, 2002>
(1) (Enforcement Date) This Act shall enter into force three months after the date of its promulgation: Provided, That the amended provisions of Article 53, Article 53-2 (1), the latter part of (3), (4),

Article 54 (3), the proviso of (7) and subparagraph 8 of Article 71 shall enter into force on the date of its promulgation, and the amended provisions of Article 36-3 (3) shall enter into force six months after the date of its promulgation.
(2) (Valid Term) The amended provisions of Article 36-3 (1) 5 shall have its validity for three years from the date of the enforcement of this Act.
(3) (Transitional Measure concerning Disposition, etc.) Any authorization granted, report received, order given to correct a prohibited act and any surcharge imposed by the Minister of Information and Communication under the previous provisions of Articles 34-6, 37 and 37-2 at the time of enforcement of this Act shall be deemed to be each done by the Korea Communications Commission under the relevant provisions.
(4) (Transitional Measure concerning Penalty Surcharge) Any penalty surcharge imposed against any act performed prior to the enforcement of this Act shall be governed by the previous provisions, notwithstanding the amended provisions of Article 64 (1).
          ADDENDA <Act No. 7165, Feb. 9, 2004>
(1) (Enforcement Date) This Act shall enter into force three months after the date of its promulgation: Provided, That the amended provisions of Article 38-6 shall enter into force two years after the date of its promulgation.
(2) (Transitional Measures concerning Examination of Public Interest Nature) The amended provisions of Article 6-3 shall not apply to what has been achived prior to an enforcement of this Act.

(3) (Transitional Measures concerning Acquisition of Stocks by Joint-Stock Company) The amended provisions of Article 4 (1) of the Addenda of the amendments of the Act No. 5385, Telecommunications Business Act shall not apply to the largest stockholder who is a foreign government or a foreigner at the time of enforcement of this Act: Provided, That in case where a foreign government or a foreigner at the time of enforcement of this Act falls under the largest stockholder as referred to in Article 4 (1) of the Addenda of the amendments of the Act No. 5385, Telecommunications Business Act, the said foreign government or foreigner shall not be allowed to additionally acquire any stocks of the joint-stock company.
ADDENDA <Act No. 7428, Mar. 31, 2005>
Article 1 (Enforcement Date)
This Act shall enter into force one year after the date of its promulgation.
Article 2 through 4
Omitted.
Article 5 (Amendment of Other Acts, etc.)
(1) through <96> omitted.
<97> The Telecommunications Business Act shall be amended, in part, as follows:
The term “having been bankrupt” referred to in Article 6-2 (1) 2 shall be “having been declared bankrupt.”
<98> through <145> omitted.
Article 6
Omitted.

ADDENDA <Act No. 7445, Mar. 31, 2005>
This Act shall enter into force on the date of its promulgation.
ADDENDA <Act No. 7796, Dec. 29, 2005>
Article 1 (Enforcement Date)
This Act shall enter into force on July 1, 2006.
Article 2 through 5
Omitted.
Article 6 (Amendment of Other Acts, etc.)
(1) through <50> omitted.
<51> The Telecommunications Business Act shall be amended, in part, as follows:
The term “the public officials ranking Grade III or higher grade” shall be “the public officials ranking Grade III of related central administrative agencies or the public officials in general service who belong to the Senior Executive Service.”
<52> through <68> omitted.
ADDENDA <Act No. 7916, Mar. 24, 2006>
Article 1 (Enforcement Date)
This Act shall enter into force on March 27, 2006.

Article 2 (Valid Term)
The amended provision of Article 36-4 shall continue to be valid for two years from the enforcement date hereof.
Article 3 (Special Case on Report of Supporting Standards)
Notwithstanding the amended provisions of Article 36-4 (2), the supporting standards reported within thirty days of the enforcement date shall be enforceable as of the date of report.
ADDENDA <Act No. 8198, Jan. 3, 2007>
Article 1 (Enforcement Date)
This Act shall enter into force six months after the date of its promulgation.
Article 2 (Applicability of Penalty Surcharge)
The amended provisions of Article 37-2(5) shall apply from the date on which the cause for return of penalty surcharge arise for the first time.
Article 3 (Transitional Measures for Penalty)
With respect to the imposition of penalty on activities committed prior to the enforcement of this Act, the pre-existing provisions shall apply in relation thereto.
ADDENDA (Act on Promotion of Information and Communications
Network Utilization and Information Protection <Act No. 8289, Jan. 26,
2007>

Article 1 (Enforcement Date)
This Act shall enter into force six months after the date of its promulgation.
Articles 2 through 5
Omitted.
Article 6 (Amendment of Other Acts)
The Telecommunications Business Act shall be amended in part as follows:
Article 53 and Article 53-2 shall be deleted.
In subparagraph 8 of Article 71, “under the provisions of Article 53-2 or Article 55” shall be replaced with “pursuant to the provisions of Article 55.”
ADDENDA <Act No. 8324, Mar. 29, 2007>
Article 1 (Enforcement Date)
This Act shall enter into force six months after the date of its promulgation.
Article 2 (Transitional Measures Pertaining to Penalty Surcharge)
Penalty surcharge imposed on any acts committed prior to the enforcement of this Act shall be subject to the pre-existing provisions related thereto, notwithstanding the amendments to Article 37-2 and Article 64.

ADDENDA <Act No. 8425, May 11, 2007>
Article 1 (Enforcement Date)
This Act shall enter into force six months after the date of its promulgation.
Articles 2 (Applicability of Assumption of Costs Necessary for Moving Telecommunications Facilities and Any Other Measures Necessary to Remove Obstacles)
The amended provisions of Article 51(3) shall apply to the person who requests such moving or any other measures necessary to remove obstacles for the first time since the enforcement of this Act.
Article 3 (Amendment of Other Acts)
The Framework Act on Telecommunications shall be amended in part as follows:
In subparagraph 1 of Article 40-2(1), “compensation for damage or compensation for actual expenses pursuant to the provisions of Article 46” shall be replaced with “compensation for damage.”